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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Petrohawk Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Petrohawk Energy Corporation
1000 Louisiana, Suite 5600
Houston, Texas 77002
Telephone (832) 204-2700

Annual meeting of stockholders
to be held on May 18, 2011

April 16, 2011

Dear Stockholder:

        You are cordially invited to attend Petrohawk Energy Corporation's 2011 annual meeting of stockholders on Wednesday, May 18, 2011, at 10:00 a.m., Central Daylight Time, to be held at the Wells Fargo Plaza Auditorium, 1000 Louisiana, Houston, Texas 77002.

        The enclosed notice of annual meeting and the proxy statement describe the matters to be acted upon during the meeting. In addition, there will be a report on the state of Petrohawk's business and an opportunity for you to ask questions of Petrohawk's management.

        You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the meeting. The proxy card describes your voting options in more detail. If you need assistance, please contact Joan Dunlap, Vice President—Investor Relations, at (832) 204-2737. Our annual report to the stockholders including our annual report on Form 10-K for the fiscal year ended December 31, 2010 also accompanies the proxy statement.

        The annual meeting gives us an opportunity to review Petrohawk's results and discuss the steps Petrohawk has taken to position itself for the future. We appreciate your ownership of Petrohawk common stock, and I hope you will be able to join us at the annual meeting.

Sincerely,

Floyd C. Wilson Chairman of the Board of Directors and Chief Executive Officer

Petrohawk Energy Corporation
1000 Louisiana, Suite 5600
Houston, Texas 77002
Telephone (832) 204-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011

        Notice is hereby given that the annual meeting of stockholders of Petrohawk Energy Corporation will be held on Wednesday, May 18, 2011 at 10:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium, 1000 Louisiana, Houston, Texas 77002, for the following purposes:

  1.
  To elect three directors to our board of directors to serve as Class I directors in accordance with our bylaws;

  2.
  To approve, in a nonbinding advisory vote, the compensation of our named executive officers;

  3.
  To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years;

  4.
  To approve amendments to our Third Amended and Restated 2004 Employee Incentive Plan;

  5.
  To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending December 31, 2011; and

  6.
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        The board of directors has approved the close of business on March 31, 2011, as the record date for determining the stockholders of Petrohawk entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the meeting.

        All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast for the election of directors or the approval of executive compensation matters unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By order of the Board of Directors of Petrohawk Energy Corporation:

Floyd C. Wilson Chairman of the Board of Directors and Chief Executive Officer

April 16, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2011.

        Petrohawk's Proxy Statement for the 2011 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2010 and the Company's Annual Report on Form 10-K for the year ended December 31, 2010 are available at
 http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=14076.

i

Petrohawk Energy Corporation
1000 Louisiana, Suite 5600
Houston, Texas 77002
Telephone (832) 204-2700

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011

GENERAL INFORMATION

        These proxy materials are furnished to you in connection with the solicitation of proxies by the board of directors of Petrohawk Energy Corporation, a Delaware corporation (referred to in this proxy statement as Petrohawk, the Company, we, us, or our) for the annual meeting of our stockholders to be held on Wednesday, May 18, 2011 at 10:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium, 1000 Louisiana, Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the annual meeting.

        This proxy statement, together with our annual report to the stockholders including our annual report on Form 10-K for the year ended December 31, 2010, are being mailed on or about April 16, 2011 to holders of record of our common stock as of March 31, 2011. The specific proposals to be considered and voted upon at the annual meeting are summarized in the notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

        If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

  •
  By Internet—you may vote using the Internet and voting at the website listed on the enclosed proxy/voting instruction card, or the "proxy card";

  •
  By telephone—you may vote by using the toll-free telephone number listed on the enclosed proxy card; or

  •
  By mailing the proxy card—you may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

        Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy in accordance with the recommendations of our Board unless otherwise indicated. If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

        If you sign the proxy card of your broker, trustee or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." The New York Stock Exchange, or the NYSE, permits brokers to have discretionary authority to vote the shares of a beneficial owner in the ratification of Deloitte & Touche LLP ("Deloitte") as our independent registered public accountants. NYSE rules provide that brokers do not have discretionary voting authority with respect to the election of directors, executive compensation matters or material revisions to the terms of an existing equity compensation plan. Out of the five proposals that will be brought to a vote at our 2011 annual meeting of stockholders, brokers will only have discretionary voting authority with respect to the ratification of the appointment of our registered independent public accountants. It is therefore very important that you indicate on the proxy card of your broker how you want your shares to be voted in the election of the three nominees named in this proxy statement and each of the other proposals to be voted upon at our 2011 annual meeting of stockholders.

        The board of directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If other matters do come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

        Revocation of Proxy.    A proxy may be revoked by a stockholder at any time prior to it being voted by:

  •
  delivering a revised proxy (by one of the methods described above) bearing a later date;

  •
  voting in person at the annual meeting; or

  •
  notifying our Secretary of the revocation in writing at our address set forth above in time to be received before the annual meeting.

        Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors.

        If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

        Record Date and Vote Required for Approval.    The record date with respect to this solicitation is March 31, 2011. All holders of record of our common stock as of the close of business on March 31, 2011 are entitled to vote at the annual meeting and any adjournment or postponement thereof for which a new record date has not been established. As of March 31, 2011, we had 303,748,482 shares of common stock outstanding. Each share of common stock is entitled to one vote. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

        Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominees receiving the most affirmative votes are elected for the available board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another candidate receiving a larger number of votes.

        The vote to approve executive compensation will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. The vote regarding frequency of a stockholder advisory vote on executive compensation will be determined on an advisory basis by whichever of the choices—annually, every other year or every three years—receives the greatest number of votes cast.

        Delaware law and our bylaws provide that with respect to the remaining proposals, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval. Therefore, the approval of the proposed amendments to our Third Amended and Restated 2004 Employee Incentive Plan and the ratification of the appointment of Deloitte as our independent registered public accountants require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on those matters.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals. For purposes of our 2011 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to all proposals except the ratification of the appointment of our independent registered public accountants. While broker non-votes are counted for the purposes of obtaining a quorum for the meeting, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. Thus, assuming that a quorum is obtained, broker non-votes will not affect the outcome of any of the proposals. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum and entitled to vote with respect to any matters being voted upon at the meeting. Abstentions will have no effect on the outcome of the election of directors and the advisory vote on the frequency of executive compensation vote, but with respect to each of the remaining proposals, an abstention will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

        Proxy Solicitation.    We will bear all costs relating to the solicitation of proxies. We have retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $7,500 plus reimbursement of out-of-pocket expenses, custodial charges in connection with payment by Georgeson of charges of brokers and banks on our behalf, and additional charges which may be incurred in connection with the solicitation of proxies by telephone. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

        Submission of Stockholder Proposals.    The deadline for submitting stockholder proposals for inclusion in our 2012 proxy statement and form of proxy for our annual meeting in 2012 is December 17, 2011. See "Submission of Stockholder Proposals for Our 2012 Annual Meeting of Stockholders" below for additional information.

        We will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K as filed with the United States Securities and Exchange Commission (the "SEC") for our fiscal year ended December 31, 2010. Any such request should be directed to Joan Dunlap, Vice President—Investor Relations at 1000 Louisiana, Suite 5600, Houston, Texas 77002, telephone number: (832) 204-2737. The annual report to the stockholders accompanying this proxy statement including the annual report on Form 10-K for our fiscal year ended December 31, 2010 is not part of the proxy solicitation materials.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following sets forth beneficial ownership of our common stock by beneficial owners of more than five percent of our common stock as of March 31, 2011, based solely upon statements they have filed with the SEC pursuant to Sections 13(g) or 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	19,239,933	(1)	6.33%
40 East 52nd Street
New York, NY 10022

(1)
According to, and based solely upon, Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2011: BlackRock, Inc. has the sole power to vote or direct the vote with respect to 19,239,933 shares of Petrohawk common stock, and the sole power to direct the disposition of 19,239,933 shares of Petrohawk common stock. Various persons (other than BlackRock, Inc.) have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the 19,239,933 shares of Petrohawk common stock beneficially owned by BlackRock, Inc. No one such person's interest in Petrohawk common stock is more than five percent of the total number of Petrohawk common stock outstanding.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors

        Our business and affairs are managed under the direction of our board of directors. Our bylaws specify that we shall not have less than one nor more than eleven directors, and our board currently has nine members. Under our bylaws, each director holds office until the annual stockholders' meeting at which such director's class is up for re-election and until the director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class having a three-year term of office. As discussed more fully below under "Proposal I—Election of Directors," three of our current directors, Floyd C. Wilson, Gary A. Merriman and Robert C. Stone, Jr. have been nominated for reelection at our 2011 annual meeting because of the expiration of the term of their class, Class I, on our classified board of directors.

        The following table sets forth the names and ages of all current directors, the positions and offices with us held by such persons, the years in which their current terms as directors expire and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
Floyd C. Wilson	May 2004	64	Chairman of the Board and Chief Executive Officer	2011
James W. Christmas	July 2006	63	Vice Chairman of the Board	2012
Thomas R. Fuller	March 2006	63	Director	2012	*
James L. Irish III	May 2004	66	Director	2012
Gary A. Merriman	July 2006	56	Director	2011
Robert G. Raynolds	July 2006	59	Director	2013
Stephen P. Smiley	April 2010	62	Director	2013
Robert C. Stone, Jr.	September 2000	62	Director	2011	*
Christopher A. Viggiano	July 2006	57	Director	2013

*
As a consequence of the resignation as director of Mr. Tucker S. Bridwell in December 2010, the number of our directors was reduced to nine, and Messrs. Fuller and Stone each advanced by one class, from 2013 to 2012 and 2012 to 2011, respectively (shortening their terms of office accordingly), so as to address the imbalance in the number of directors in each class.

        Floyd C. Wilson has served as our Chairman of the Board and Chief Executive Officer since May 25, 2004. Mr. Wilson also served as our President from 2004 to 2009. Prior to May 2004, he was President and Chief Executive Officer of PHAWK, LLC, an oil and natural gas company that he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation, an oil and natural gas company with properties concentrated in East Texas and the Gulf Coast from August 1999 until its merger with Plains Exploration & Production Company in June 2003. In 1998, Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C., to make investments in oil and natural gas properties and companies, and he served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Wilson's contributions to the board, determined that his role as the Company's Chief Executive Officer, his experience in the energy industry and his many years of service as a director and chief executive officer of oil and natural gas exploration and production companies provide significant contributions to the Company's board of directors.

        James W. Christmas has served as a director since July 12, 2006, effective upon the merger of KCS Energy, Inc. ("KCS") into the Company. Mr. Christmas has served as Vice Chairman of the Board of Directors since July 12, 2006. He also serves on the Audit Committee and the Nominating and Corporate Governance Committee. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into the Company. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries ("NUI"), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Christmas's contributions to the board, determined that his prior experience as an executive and director and his past audit, accounting and financial reporting experience provide significant contributions to the Company's board of directors.

        Thomas R. Fuller has served as a director since March 6, 2006. Mr. Fuller serves on Petrohawk's Reserves Committee, and is the Chairman of the Nominating and Corporate Governance Committee. Since December 1988, Mr. Fuller has been a principal of Diverse Energy Management Co., a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 40 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Fuller's contributions to the board, determined that his petroleum engineering and energy-related acquisitions and analytical experience provide significant contributions to the Company's board of directors.

        James L. Irish III has served as a director since May 25, 2004. Mr. Irish serves as the Company's Chairman of the Audit Committee and as its Lead Director (our lead independent director). Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. For over 30 years, until his retirement in December 2001, Mr. Irish practiced law with Thompson & Knight LLP, a Texas-based law firm that represents multinational and independent oil and gas companies, host government oil and gas companies, large utilities, private power plants, energy industry service companies, refineries, petrochemical companies, financial institutions, and multinational drilling contractors and construction companies. Mr. Irish's practice specialized in the area of energy finance and focused on the representation of insurance companies, pension plan managers, foundations and other financial institutions with respect to their equity and debt oil and gas investments and their related legal, regulatory and structural issues. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, master limited partnerships and similar matters and has represented banks and other financial institutions with issues of revolving credit, project, term and other oil and gas loans. Mr. Irish served as chair of the energy group of Thompson & Knight LLP and was its sole Vice President or Managing Partner for over ten years prior to his retirement. Mr. Irish has been named since 1987 in Corporate Law by The Best Lawyers in America and has been included as a Texas Super Lawyer by Texas Monthly in Energy & Natural Resources and Securities & Corporate Finance.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Irish's contributions to the board, determined that his experience in legal, financial and transactional matters affecting oil and natural gas companies provide significant contributions to the Company's board of directors.

        Gary A. Merriman has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. He serves as the Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Merriman had served as a director of KCS since April 2005. Mr. Merriman left Conoco Inc. in 2002 after having begun his career in the oil and natural gas industry there in 1976 following graduation from Marietta College with a Bachelor of Science in Petroleum Engineering. He held various engineering and supervisory positions with Conoco, including as a production superintendent in West Texas and engineering manager for Conoco's western Gulf of Mexico operations. In 1991, Mr. Merriman attended the Massachusetts Institute of Technology (MIT) as a Sloan Fellow, earning a Masters of Science in Management in 1992 and spent the following three years as a general manager of operations for Conoco in Aberdeen, Scotland. In 1995, Mr. Merriman was the President of Conoco Indonesia Inc. in Jakarta. In 1997, Mr. Merriman was the General Manager of the Rockies business unit in Denver for Conoco and in 1999, Mr. Merriman became the President of Exploration and Production for Conoco in the Americas with responsibilities for operations in the U.S. and South America.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Merriman's contributions to the board, determined that his petroleum engineering background and operational and management experience in the oil and natural gas industry provide significant contributions to the Company's board of directors.

        Robert G. Raynolds has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. He serves on the Company's Reserves Committee. Mr. Raynolds is an exploration geologist with 35 years of experience in university teaching, with international applied-geological research experience in oil and gas exploration. He has been an independent consulting geologist for several major and independent oil and gas companies from 1992 until the present. After earning his PhD in geology at Dartmouth College, Mr. Raynolds taught on a Fulbright fellowship at the Center for Excellence in Geology at the University of Peshawar in Peshawar, Pakistan. He later taught at Dartmouth College and is currently an adjunct professor at the Colorado School of Mines. He has taught graduate level classes and seminars in structure, sequence stratigraphy and regional tectonics and undergraduate classes in remote sensing, stratigraphy of North America and field methods. He also instructs industry courses on sedimentation in extensional basins and stratigraphic analyses of regressive marine sequences. Mr. Raynolds has done geological field work and research in Europe, Africa, South America, and in Asia. He has exploration experience with Exxon and Amoco Production Companies involving exploration in Mexico, Australia, Pakistan, Egypt, Kenya, Burundi and Tanzania. Mr. Raynolds has domestic exploration experience that includes the Gulf Coast Tertiary, California onshore basins and Rocky Mountain basins and has initiated and conducted exploration in targeted shale gas plays in the Mancos, Lewis and Bearpaw shales of the Cretaceous Interior Seaway. He has extensive experience with log interpretation, subsurface mapping and correlation, 2-D and 3-D seismic interpretation, play analysis, field size distribution analysis and exploration strategy development. For the past ten years Mr. Raynolds has been a researcher and teacher at the Denver Museum of Nature & Science. Currently, his applied research has focused on groundwater resources and has included research in

Bolivia and Argentina to investigate modern analogs to help define subtle stratigraphic controls on groundwater distribution in Colorado.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Raynolds's contributions to the board, determined that his petroleum engineering and exploration experience provide significant contributions to the Company's board of directors.

        Stephen P. Smiley has served as a director since April 5, 2010. Mr. Smiley serves on the Company's Audit Committee and the Nominating and Corporate Governance Committee. Upon his retirement from Hunt Private Equity Group in September 2010, Mr. Smiley founded and is the sole partner of Madison Lane Partners, LLC, an advisory and investment company. Mr. Smiley was the Co-founder and President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he was also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Dynamex, Inc., a publicly traded company where he serves on the compensation, audit, governance and executive committees, and Ginsey Holdings, Inc., where he serves on the audit committee. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Bachelor of Arts from the University of Virginia and a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience, and over 20 years of corporate governance experience.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Smiley's nomination to the board, determined that his experience in investing and financial matters and corporate governance would provide significant contributions to the Company's board of directors.

        Robert C. Stone, Jr. has served as a director since September 2000. Mr. Stone is a member of the Company's Compensation Committee and is the Chairman of the Reserves Committee. Additionally, he has served on the Company's Audit Committee and Nominating and Corporate Governance Committee. Mr. Stone formed ENG Energy Advisory, LLC in 2007 and serves as its managing member. ENG provides advisory and consulting services to independent exploration and production companies with emphasis on capital formation, corporate strategy and acquisition and divestiture of producing properties. Mr. Stone retired in June 2007 from his position as Senior Vice President/Manager of Energy Lending at Whitney National Bank in New Orleans, Louisiana, where he was employed since 2000. Prior to this position, Mr. Stone was Manager of Energy Technical Services, Energy/Maritime Division at Hibernia National Bank from 1998 to 2000, where he had evaluation responsibilities for all syndicated and direct lending to exploration and production industry clients. Mr. Stone has held senior management positions in energy banking for over 21 years. Mr. Stone began his banking career as an engineer with First National Bank of Commerce in New Orleans in 1983. Prior to that, Mr. Stone earned a Bachelor of Science in Industrial Engineering and a Masters of Engineering (Petroleum Option) from the University of Houston. During and after his graduate work he was a teaching fellow with assignments in Engineering Economics and Engineering Statistics. Upon graduation he worked for Exxon Company, USA (now ExxonMobil Corporation) for seven years in increasingly responsible technical positions relating to the economic evaluation of oil and gas reserves and the management of engineers involved in reservoir and subsurface engineering. He was also a Founding Governor of the City Energy Club of New Orleans and is involved with many civic organizations in New Orleans where he still resides.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Stone's contributions to the board, determined that his experience in energy banking and finance provide significant contributions to the Company's board of directors.

        Christopher A. Viggiano has served as a director since July 12, 2006, effective upon the merger of KCS into the Company. Mr. Viggiano serves on the Company's Audit Committee and the Compensation Committee. Mr. Viggiano had served as a director of KCS since 1988, serving on the Compensation Committee and as the Audit Committee Chairman from 1988 until the merger with Petrohawk in 2006. He has been President, Chairman of the Board and majority owner of O'Bryan Glass Corp. in Queens, New York since December 1991. Mr. Viggiano is a Certified Public Accountant and worked in public accounting as an auditor for Arthur Anderson & Co. from 1975 to 1984, where his audits included energy, pipeline and gas utility companies among many other industries. He also worked within Arthur Anderson's merger and acquisition group from 1982 to 1984.

        The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Viggiano's contributions to the board, determined that his experience as an executive officer, a director of an exploration and production company and his past audit and acquisition experience provide significant contributions to the Company's board of directors.

Committees of the Board

        Our board has four standing committees: audit, compensation, nominating and corporate governance, and reserves. Actions taken by our committees are reported to the full board. Each committee conducts an annual evaluation of its duties and is expected to conduct an annual review of its charter. Each committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

        Audit Committee.    The members of our audit committee are: James L. Irish III, James W. Christmas, Stephen P. Smiley, and Christopher A. Viggiano, with Mr. Irish serving as the chairman. The audit committee met on four occasions during 2010. Our board has determined that all members of our audit committee are financially literate within the meaning of SEC rules, under the current listing standards of the New York Stock Exchange, or NYSE, and in accordance with our audit committee charter. Our board has also determined that all members of the audit committee are independent, within the meaning of SEC and NYSE regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our audit committee charter, and that each of Mr. Christmas, Mr. Smiley and Mr. Viggiano qualifies as an "audit committee financial expert" under the NYSE rules, Item 407(d)(5) of Regulation S-K and in accordance with our audit committee charter. Our board of directors adopted an amended audit committee charter on December 8, 2008. See "Corporate Governance Matters—Director Independence" for more information on how we determine the independence of our directors.

        The primary functions of our audit committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain our independent registered public accountants, review and evaluate the performance, services, and fees of the independent registered public accountants, pre-approve all audit and permitted non-audit services to be provided by the independent registered public accountants, monitor the independence of the independent registered public accountants, and produce a report for inclusion in our proxy statement. Our independent registered public accountants report directly to the audit committee. Additionally, the audit committee discusses with management our earnings releases, including the use of pro-forma financial information, and the information and earnings guidance provided to analysts and rating agencies. The audit committee also reviews and discusses quarterly reports from our independent registered public accountants regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between our independent registered public accountants and management. See below in this proxy statement for a copy of our audit committee's report for the 2010 fiscal year.

        Compensation Committee.    The members of our compensation committee are Gary A. Merriman, Robert C. Stone, Jr., and Christopher A. Viggiano, with Mr. Merriman serving as the chairman. This committee met six times during 2010. Our board of directors has determined that each of the current members of the compensation committee is a "non-employee director" in accordance with Rule 16b-3 of the 1934 Act and an "outside director" in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as required in our compensation committee charter. Our board of directors has also determined that all members of the compensation committee who currently serve are "independent" pursuant to the NYSE rules and in accordance with our compensation committee charter. Our compensation committee is responsible for formulating and recommending to our board of directors the compensation to be paid to our executive officers and directors, and producing an annual report for inclusion in our proxy statement. The compensation committee also administers our stock option plans, including our 1999 Incentive and Nonstatutory Stock Option Plan, the 2004 Non-Employee Director Incentive Plan, the 2004 Employee Incentive Plan, the Mission Resources Corporation 2004 Incentive Plan, the Mission Resources Corporation 1996 Stock Incentive Plan, the Mission Resources Corporation 1994 Stock Incentive Plan, the KCS Energy, Inc. 2001 Employees and Directors Stock Plan, and the KCS Energy, Inc. 2005 Employees and Directors Stock Plan. Our board of directors adopted an amended compensation committee charter on November 3, 2008. See "Executive Compensation—Compensation Discussion and Analysis—Overview of the Compensation Committee" for additional information on our compensation committee.

        Compensation Committee—Interlocks and Insider Participation.    See the "Compensation Committee Interlocks and Insider Participation" section of this proxy statement.

        Compensation Discussion and Analysis.    See the "Executive Compensation—Compensation Discussion and Analysis" section of this proxy statement.

        Nominating and Corporate Governance Committee.    The members of our nominating and corporate governance committee are James W. Christmas, Thomas R. Fuller, Gary A. Merriman, and Stephen P. Smiley with Mr. Fuller serving as the chairman. The nominating and corporate governance committee met six times during 2010. Our board of directors has determined that all members of the nominating and corporate governance committee who currently serve are independent pursuant to the NYSE rules and in accordance with our nominating and corporate governance committee charter. The primary functions of the nominating and corporate governance committee are to recommend candidates to the board of directors as nominees for election at the annual meeting of stockholders or to fill vacancies as they may occur, and to perform an annual performance evaluation of the board of directors. This committee also reviews candidates suggested for nomination by the stockholders. Our board of directors adopted an amended nominating and corporate governance committee charter on October 28, 2010. With respect to procedures for stockholders to suggest candidates for consideration by the committee for the 2012 annual meeting of stockholders, see "Corporate Governance Matters—Nomination Process", "Corporate Governance Matters—Stockholder Nomination Process" and "Submission of Stockholder Proposals for Our 2012 Annual Meeting of Stockholders".

        Reserves Committee.    The members of our reserves committee are Robert C. Stone, Jr., Robert G. Raynolds, and Thomas R. Fuller, with Mr. Stone serving as the chairman. The reserves committee met on five occasions during 2010. Our board has determined that all members of our reserves committee are independent in accordance with our reserves committee charter. Our reserves committee has been formed to assist our board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The reserves committee retains the independent petroleum engineers who evaluate our hydrocarbon reserves and determines their independence from Petrohawk. Our board of directors adopted an amended reserves committee charter on February 27, 2007.

        Membership and Meetings of the Board of Directors and its Committees.    During 2010, fifteen meetings of our board of directors were held. Each director who served on our board during 2010 attended at least 75% of the total meetings of the board (during the period in which he was a director) and each committee on which he served (during the period that he served on that committee). Our directors also took action by unanimous written consent on three occasions. Information relating to current committee membership and the number of meetings of the full board and committees held in 2010 is summarized in the following table:

Name of Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Reserves Committee
Floyd C. Wilson	Chairman
James W. Christmas	Vice Chairman	Member	Member
Thomas R. Fuller	Member		Chairman		Member
James L. Irish III	Member	Chairman
Gary A. Merriman	Member		Member	Chairman
Robert G. Raynolds	Member				Member
Stephen P. Smiley	Member	Member	Member
Robert C. Stone, Jr.	Member			Member	Chairman
Christopher A. Viggiano	Member	Member		Member
Number of Meetings in 2010:	15	4	6	6	5

Corporate Governance Matters

        Corporate Governance Web Page and Available Documents.    We maintain a corporate governance page on our website at www.petrohawk.com where you can find the following documents:

  •
  our corporate governance guidelines;

  •
  our code of ethics for our Chief Executive Officer and senior financial officers;

  •
  our code of conduct; and

  •
  the charters of the audit, reserves, nominating and corporate governance, and compensation committees.

        We will also provide a printed copy of these documents, without charge, to stockholders who request copies in writing from Joan Dunlap, Vice President—Investor Relations, Petrohawk Energy Corporation, 1000 Louisiana, Suite 5600, Houston, Texas 77002.

        Director Independence.    On March 13, 2007, our common stock began trading on the NYSE under the symbol "HK" and we became subject to the rules of NYSE applicable to NYSE listed companies, including the NYSE corporate governance rules. Prior to March 13, 2007, we were subject to the rules of NASDAQ applicable to NASDAQ listed companies, including the NASDAQ corporate governance rules.

        The current listing standards of the NYSE require our board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of our stockholders. The board, at its meeting held on February 17, 2011, affirmatively determined that each of Messrs. Christmas, Fuller, Irish, Merriman, Raynolds, Smiley, Stone and Viggiano is an "independent director" with respect to Petrohawk under the independence standards of our corporate governance guidelines, adopted as of October 28, 2010 and described below, and under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual.

        Our board has established the following standards for determining director independence in our corporate governance guidelines:

        A majority of the directors on our board must be "independent". No director qualifies as "independent" unless the board affirmatively determines that the director has no "material relationship" with Petrohawk, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Petrohawk. A "material relationship" is a relationship that the board determines, after a consideration of all relevant facts and circumstances, compromises the director's independence from management. Our board's determination of independence must be consistent with all applicable requirements of the NYSE, the SEC, and any other applicable legal requirements. Our board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements. As set forth in the NYSE Listed Company Manual Section 303A.02, our board must consider the following factors that preclude a finding by the board of a member's or prospective member's "independence" from Petrohawk:

  1.
  A director who is, or who has been within the last three years, an employee of Petrohawk (including in each case subsidiaries or parent entities in a consolidated group), or an immediate family member who is, or has been within the last three years, an executive officer, of Petrohawk;

  2.
  A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Petrohawk, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of Petrohawk need not be considered in determining independence under this test;

  3.
  (A) A director is a current partner or employee of a firm that is Petrohawk's internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in Petrohawk's audit; or (D) a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Petrohawk's audit within that time;

  4.
  A director or an immediate family member who is, or who has been within the last three years, employed as an executive officer of another company where any of Petrohawk's present executive officers at the same time serves or served on that company's compensation committee; and

  5.
  A director who is a current employee, or an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Petrohawk for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        For purposes of determining "independence" of a director based on the tests set forth above, among other things, the following applies:

  A.
  In applying the test in paragraph 5 above, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between Petrohawk and the director or immediate family member's current employer; Petrohawk is not required to consider former employment of the director or the immediate family member.

  B.
  For purposes of paragraph 5 above, contributions to tax exempt organizations are not considered "payments," although Petrohawk still considers the "materiality" of any such relationship in determining the "independence" of a director.

  C.
  For purposes of determining "independence," an "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person's home, and does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the board, the standards of director independence, director responsibilities, board meetings, director access to management and independent advisors, director orientation and continuing education, director compensation, chairman and CEO dual responsibilities, management evaluation and succession, annual performance evaluation of the board, and executive sessions.

        As discussed above, our board determined that Mr. Irish is an "independent director" under our corporate governance guidelines and under NYSE rules. In determining that Mr. Irish is an "independent director," our board considered that Mr. Irish is Of Counsel to Thompson & Knight LLP, which we have engaged for the purpose of obtaining legal advice. In concluding that this relationship did not result in a material relationship between Petrohawk and Mr. Irish, our board considered, among other things, that Mr. Irish does not actively engage in the practice of law with Thompson & Knight LLP or participate in the management or profits of that firm. Mr. Irish received no compensation for the services rendered by Thompson & Knight LLP to Petrohawk, and he did not perform legal services on behalf of Thompson & Knight LLP for Petrohawk.

        Nomination Process.    Our nominating and corporate governance committee reviews possible candidates for nomination to the board of directors and recommends candidates for nomination to the board for approval. The committee and the board have adopted guidelines that describe specific traits, abilities, and experience which the committee and the board consider in selecting candidates for nomination as directors. Although we do not have a formal diversity policy, among the standards and qualifications the committee and the board seek are individuals of high ethical character who share our values and who possess diverse backgrounds and experiences. The board is expected to have some members with specialized skills in the oil and gas exploration and development industry, including individuals with strong technical backgrounds. Absent special circumstances, we are generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving us the benefit of the familiarity and insight into our affairs that directors have accumulated during their tenure, while contributing to our board's ability to work as a collective body. Accordingly, it is the general policy of the committee to nominate qualified incumbent directors who continue to satisfy the committee's membership criteria, who the committee believes will continue to make important contributions to the board and who consent to stand for reelection and continue their service on the board. The nominating and corporate governance committee is responsible for assessing the appropriate mix of skills and characteristics required of directors in the context of perceived needs of the board at any given point in time and reviews and updates the criteria for nomination as they determine to be necessary.

        Board Diversity.    Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our nominating and corporate governance committee charter, however, requires the committee to review the composition of the board as a whole and recommend, if necessary, measures to be taken so that our board not only contains the required number of independent directors, but also reflects the balance of knowledge, experience, skills, expertise, integrity, analytical ability and diversity as a whole that the committee deems appropriate.

This review includes an assessment as to our board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

        Stockholder Nomination Process.    Our nominating and corporate governance committee considers suggestions from many sources, including management, directors, and stockholders regarding possible candidates for nomination to the board of directors. Any such stockholder recommendation must be submitted by one or more stockholders that have individually or as a group owned beneficially at least one percent of our issued and outstanding common stock for at least one year, determined as of the date the recommendation is submitted. Any such recommendation should be submitted to the nominating and corporate governance committee in writing, c/o David S. Elkouri, Executive Vice President—General Counsel and Secretary, at 1000 Louisiana, Suite 5600, Houston, Texas, 77002. The information should include: (i) the name and address of the stockholder suggesting the individual as they appear on our books, (ii) the number and class of shares owned beneficially and of record by the stockholder (including the date(s) of acquisition thereof, (iii) the suggested individual's name, age, business address, residence and telephone number, (iv) a description of all arrangements or understandings (if any) between the stockholder and the individual being suggested for the committee's consideration, and (v) the information about the individual being suggested that would be required to be included in a proxy statement filed with the SEC. The recommendation must be accompanied by signed statements from the recommending stockholder and the proposed candidate to the effect that: (i) the candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws; (ii) the candidate, if elected, will comply with the Company's Corporate Governance Guidelines, Code of Conduct and other applicable rules, regulations, policies or standards of conduct applicable to the Board of Directors or its individual members; (iii) the recommending stockholder and the candidate will promptly provide any additional information requested by the nominating and corporate governance committee and/or board to assist in the consideration of the candidate; including, without limitation, a completed and signed questionnaire for directors and officers in the Company's standard form and an interview with the committee or its representative; and (iv) the recommending stockholder will maintain beneficial ownership of at least one percent of the Company's issued and outstanding common stock through the date of the annual meeting for which the candidate is being recommended for nomination. The recommendation and the director candidate's signed statement must be provided to us for an annual meeting of stockholders in accordance with the provisions of "Submission of Stockholder Proposals for Our 2012 Annual Meeting of Stockholders" below and, if inclusion of the nominee in our proxy statement is requested, must otherwise comply with all the provisions set forth in Rule 14a-8 under the 1934 Act, and any other requirements of state law. We may also require any proposed nominee to furnish such other information as we or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. For the deadline for stockholder suggestions of individuals to be considered by the committee for nomination as a candidate to be elected at the 2012 annual meeting of stockholders, see "Submission of Stockholder Proposals for Our 2012 Annual Meeting of Stockholders". Candidates who have been suggested by stockholders are evaluated by the nominating and corporate governance committee in the same manner as are other candidates. Our nominating and corporate governance committee has not retained a third-party search firm to identify candidates, but may do so in the future in its discretion.

        The nominating and corporate governance committee did not receive any stockholder recommendations for nomination to our board of directors in connection with this year's annual meeting. The nominating and corporate governance committee has recommended Messrs. Wilson, Merriman and Stone who are current Class I directors, for reelection as the term of their class is expiring on our classified board of directors.

        Leadership Structure.    Our board currently combines the role of chairman of the board with the role of Chief Executive Officer ("CEO"), and maintains a separate empowered lead independent director position to further strengthen our governance structure. Our board believes this provides an efficient and effective leadership model for the Company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy while reducing the potential for fractured leadership that can undermine successful implementation of policy.

        Our board believes that the Company is strengthened by the chairmanship of Mr. Wilson, who provides strategic, operational and technical expertise, vision and a proven ability to lead the Company to the successes it has experienced. Under Mr. Wilson's leadership, the Company has continued to reflect solid growth. Our board believes that, under the present circumstances, the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Wilson as chairman and CEO. Our board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate.

        Our Lead Director (lead independent director), currently Mr. James L. Irish III, is elected annually by our board. Our Lead Director serves as a key component of our governance structure, subject to oversight by the independent members of our board. The Lead Director's responsibilities and authority generally include:

  •
  presiding over all executive sessions of the independent or non-management directors and all other board meetings at which the Chairman is not present;

  •
  calling special meetings of the non-employee directors when necessary and appropriate;

  •
  coordinating the agenda for, and moderating, sessions of the board's independent directors and other non-management directors;

  •
  serving as a liaison between the Chairman and the independent or non-management directors;

  •
  consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent board members;

  •
  approving the scheduling of regular and, where feasible, special meetings of the board to ensure that there is sufficient time for discussion of all agenda items;

  •
  facilitating communications among the other members of the board;

  •
  consulting with the chairs of the board committees and soliciting their participation to avoid diluting their authority or responsibilities; and

  •
  performing other duties as the board may from time to time delegate.

        Our corporate governance guidelines currently provide that non-management directors must meet at regularly scheduled executive sessions without management. Our board has determined that all of our current "non-management" directors are independent directors under the NYSE rules. Our Lead Director, who is currently Mr. Irish and who is an independent and non-management director, presides over the executive sessions of our non-management directors. During 2010, our non-management directors held four executive sessions without management present, and Mr. Irish presided over each executive session.

        Risk Oversight.    It is the job of our Chief Executive Officer, Chief Financial Officer, General Counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our board plays an important role in overseeing management's performance of these functions. Our board of directors has approved the charter of its audit committee, which lists the primary responsibilities of the audit committee. Those responsibilities require the audit committee to discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements. The audit committee is also required to discuss with management and review the mechanisms, guidelines and policies that govern the processes by which risk assessment and management are undertaken.

        Each of the board's other committees also oversees the management of risks that fall within such committee's area of responsibility. Our compensation committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our Chief Executive Officer and other executive officers, reviews management development and succession plans, and determines compensation structure and amounts. Our nominating and corporate governance committee focuses on issues and risks relating to board composition, leadership structures and corporate governance matters. The focus of our reserves committee is on the integrity of the process of selecting our independent petroleum engineers and whether reports prepared by our independent petroleum engineers are prepared in accordance with the accepted or required petroleum engineering standards.

        Our board receives reports from its committees regarding the risks considered in their respective areas to ensure that our board has a broad view of our strategy and overall risk management process. In performing its risk oversight function, each committee has full access to management, as well as the ability to engage advisors. Each committee's charter is posted on our web site at www.petrohawk.com.

        Communications with the Board.    Our stockholders may communicate concerns to any director, board committee or to the full board of directors by sending letters addressed to such directors, board committees or the full board of Petrohawk Energy Corporation at 1000 Louisiana, Suite 5600, Houston, Texas 77002, Attention: David S. Elkouri, General Counsel. The Chief Ethics Officer will then, as appropriate, forward the communication to the intended director or directors, board committee or the full board of directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality such as stamping the envelope and the contents as "confidential".

        Communications with the Non-Management Directors.    Interested parties may communicate concerns to the non-management members of our board of directors by sending a communication to the Lead Director and chairman of the audit committee, James L. Irish III, 1722 Routh Street, Suite 1500, Dallas, Texas 75201. Mr. Irish will then forward such communication to all of our other non-management directors.

        Directors' Attendance at Stockholder Meetings.    Our corporate governance guidelines provide that our directors are encouraged to attend annual meetings of our stockholders. Two members of our board attended last year's annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In the ordinary course of its business, the Company occasionally charters private aircraft from unaffiliated air charter companies. Floyd C. Wilson, the Company's Chief Executive Officer, indirectly owns an aircraft that is managed by an air charter company that is unaffiliated with both Mr. Wilson and the Company. The Company occasionally charters aircraft from this company. The aircraft in the air charter company's fleet, including the aircraft owned by Mr. Wilson, are available to the public for charter based upon a standard fee schedule established by the air charter company, with the fees dependent primarily upon the type and size of the aircraft utilized and the duration of the flight. During 2010, the Company paid a total of approximately $1.35 million to the air charter company that manages Mr. Wilson's aircraft, of which approximately $750,000 was related to the use of Mr. Wilson's aircraft. Mr. Wilson's indirect interest in the transactions in which the Company charters his aircraft from the air charter company, as opposed to some other aircraft, is difficult to determine, as the air charter company deducts from revenues received from charter customers, such as the Company, a variety of expenses incidental to use of the aircraft (such as personnel, fuel and commissions) and recurring charges (such as for inspections, maintenance, storage and service), and during 2010 the total amount of these expenses significantly exceeded the amount paid by the Company and others to charter Mr. Wilson's aircraft. In addition, because the air charter company establishes fees for the use of the aircraft in its fleet, Mr. Wilson does not receive any greater benefit from the Company's charter of his aircraft than he does from any third party chartering his aircraft.

        The use of charter aircraft by Company personnel is governed by the Company's Aircraft Policy. Our policies do not require that a special committee of the Company's independent directors approve the use of aircraft chartered through an unaffiliated air charter company that independently establishes the amount charged under arrangements that otherwise comply with our Aircraft Policy.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

        A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% stockholder or any immediate family members of these persons is generally evaluated by a special committee of disinterested directors formed by our board of directors to evaluate such transactions. In addition, our code of conduct provides that every employee should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to our General Counsel, David S. Elkouri, and every member of our board should disclose any material transaction or relationship that could be expected to give rise to a conflict of interest to the chairman of the audit committee. The audit committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the full board for it to take action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. To our knowledge based solely on a review of copies of reports filed under Section 16(a) during the 2010 fiscal year and furnished to us, our directors, executive officers and holders of 10% or more of our shares complied with these requirements with the exception of Joan Dunlap, our Vice President—Investor Relations, who filed a Form 4 on July 2, 2010 relating to the payment of tax liability for the vesting of restricted stock on August 11, 2007.

MANAGEMENT

        The following table sets forth the names and ages of all of our executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as officers began:

Name	Corporate Officer Since	Age	Position
Floyd C. Wilson	May 2004	64	Chairman of the Board and Chief Executive Officer
Richard K. Stoneburner	May 2004	57	President and Chief Operating Officer
Mark J. Mize	July 2005	39	Executive Vice President—Chief Financial Officer and Treasurer
David S. Elkouri	August 2007	57	Executive Vice President—General Counsel and Secretary
Larry L. Helm	July 2004	63	Executive Vice President—Finance and Administration
Stephen W. Herod	May 2004	52	Executive Vice President—Corporate Development and Assistant Secretary
H. Weldon Holcombe	March 2007	58	Executive Vice President—Mid-Continent Region
Ellen R. DeSanctis	September 2010	54	Senior Vice President—Corporate Communications
Charles W. Latch	November 2007	66	Senior Vice President—Western Region
Tina S. Obut	March 2007	46	Senior Vice President—Corporate Reserves
C. Byron Charboneau	March 2008	34	Vice President—Chief Accounting Officer and Controller
Charles E. Cusack III	May 2008	52	Vice President—Exploration
Joan W. Dunlap	July 2007	37	Vice President—Investor Relations

        Our executive officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. The following paragraphs contain certain information about each of our executive officers other than Mr. Wilson, whose biographical information is included under the heading "Our Board of Directors and its Committees—The Board of Directors" above.

        Richard K. Stoneburner has served as President and Chief Operating Officer since September 8, 2009. Mr. Stoneburner previously has served as Executive Vice President—Chief Operating Officer from September 13, 2007 until September 8, 2009 and as Executive Vice President—Exploration from August 1, 2005, until September 13, 2007. Mr. Stoneburner served as Vice President—Exploration from May 25, 2004 until August 1, 2005. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He joined 3TEC in August 1999 and was its Vice President—Exploration from December 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Stoneburner was employed by W/ E Energy Company as District Geologist from 1998 to 1999. Prior to joining W/E Energy, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton Energy Corporation and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 31 years of experience in the energy business.

        Mark J. Mize has served as Executive Vice President—Chief Financial Officer and Treasurer since August 10, 2007. He served as Vice President, Chief Accounting Officer and Controller from July 2005 until August 10, 2007. Mr. Mize joined us on November 29, 2004 as Controller. Prior to joining us, he was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

        David S. Elkouri has served as Executive Vice President—General Counsel and Secretary of Petrohawk since August 1, 2007. Mr. Elkouri also serves as our Chief Ethics Officer and our Insider Trading Compliance Officer. Mr. Elkouri served as lead outside counsel for Petrohawk from 2004 through July 2007 and has been actively involved with the Company's growth since that time. Prior to that time he served as lead outside counsel for 3TEC Energy Corporation from its inception in 1999 until it was acquired in 2003 and for Hugoton Energy Corporation from its inception in 1994 until it was acquired in 1998. Mr. Elkouri is a co-founder of Hinkle Law Firm L.L.C. where he practiced for 20 years prior to joining Petrohawk. Mr. Elkouri's practice has focused on tax, corporate, mergers and acquisitions and securities law with an emphasis on the oil and gas industry. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

        Larry L. Helm has served as Executive Vice President—Finance and Administration since August 1, 2007. Mr. Helm served as Vice President—Chief Administrative Officer from July 15, 2004 until August 1, 2005, and as Executive Vice President—Chief Administrative Officer from August 1, 2005 until August 2007. Prior to serving as an executive officer, Mr. Helm served on our board of directors for approximately two months. Mr. Helm was employed with Bank One Corporation from December 1989 through December 2003. Most recently Mr. Helm served as Executive Vice President of Middle Market Banking from October 2001 to December 2003. From April 1998 to August 1999, he served as Executive Vice President of the Energy and Utilities Banking Group. Prior to joining Bank One, he worked for 16 years in the banking industry primarily serving the oil and gas sector. He served as director of 3TEC Energy Corporation from 2000 to June 2003.

        Stephen W. Herod has served as Executive Vice President—Corporate Development and Assistant Secretary since August 1, 2005. Mr. Herod served as Vice President—Corporate Development from May 25, 2004 until August 1, 2005. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC's predecessor in June 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

        H. Weldon Holcombe joined Petrohawk on July 12, 2006, effective upon the merger of KCS Energy, Inc. with and into the Company and has served as Executive Vice President—Mid-Continent Region since March 1, 2007. After the merger of KCS and Petrohawk, Mr. Holcombe became responsible for all of the merged company's operations in the Mid-Continent Region including our interests in the Elm Grove and Terryville fields among others throughout the Mid-Continent Region. More recently, he assumed responsibility for Petrohawk's shale operations, notably in the Haynesville and Lower Bossier plays. Prior to the merger of KCS and Petrohawk, Mr. Holcombe served as Senior Vice President of KCS responsible for operations and engineering. Prior to joining KCS in 1996, he spent many years with Exxon in project and management positions associated with sour gas treatment, drilling, completions and reservoir management. Mr. Holcombe holds a degree in engineering from Auburn University.

        Ellen R. DeSanctis has served as the Company's Senior Vice President—Corporate Communications since September 2010. Prior to joining Petrohawk, Ellen was employed as Executive Vice President, Strategy and Development for Rosetta Resources since 2008. From 2006 to 2008, Ms. DeSanctis ran E. R. DeSanctis Consulting Services, which specialized in strategy development, and investor relations for exploration and production companies. From 2000 to 2006, she served as Vice President—Corporate Communications and Strategic Planning for Burlington Resources. She spent several years with Vastar Resources in various capacities and spent eight years in the Atlantic Richfield organization. She began her career at Shell Oil Company as a production engineer in 1978. She holds a bachelor's degree in geological & geophysical sciences from Princeton University and an M.B.A. from the University of California, Los Angeles.

        Charles W. Latch has served as Senior Vice President—Western Region since November 2007. From July 2006 through October 2007, Mr. Latch served as our Vice President of Operations. From 2004 until joining Petrohawk in July 2006, Mr. Latch was employed by KCS Resources, serving as Vice President of Operations since November 2004. Mr. Latch was Senior Vice President of Technical Services with El Paso Production Company from November 2002 until joining KCS Resources.

        Tina S. Obut has served as Senior Vice President—Corporate Reserves since May 15, 2008. Ms. Obut served as Vice President—Corporate Reserves from March 2007 to May 15, 2008. Ms. Obut initially joined the Company in April 2006 as Manager of Corporate Reserves. Prior to joining us, Ms. Obut was employed by El Paso Production Company as Manager of Reservoir Engineering Evaluations from July 2004 until April 2006. From 2001 to 2004, Ms. Obut was Planning and Asset Manager at Mission Resources. From 1992 to 2001, Ms. Obut was a Vice President with Ryder Scott Company, and from 1989 to 1992, she worked as a reservoir engineer with Chevron. Ms. Obut is a Registered Petroleum Engineer.

        C. Byron Charboneau has served as Vice President—Chief Accounting Officer and Controller since March 2008. From August 2007 through February 2008, Mr. Charboneau served as the Financial Controller and from January 2005 through July 2007, Mr. Charboneau served as our Director of Compliance and Accounting Research. From 1999 until joining Petrohawk in January 2005, Mr. Charboneau was employed in the audit practice of PricewaterhouseCoopers, most recently as an audit manager with the Energy, Utilities and Mining Industry group. Mr. Charboneau is a Certified Public Accountant.

        Charles E. Cusack III has served as Vice President—Exploration since May 2008. Mr. Cusack currently serves as the Haynesville Shale Project Manager and has most recently served as Petrohawk's Exploration Manager for the Gulf Coast Division prior to its sale in 2007. Mr. Cusack was instrumental in the growth of the region from our initial investment in 2004, to its sale in 2007. Mr. Cusack has over 25 years of exploration and exploitation experience having worked in various positions for 3TEC Energy, Cockrell Oil, Amerada Hess, Tenneco Oil, and Gulf Oil. He holds an engineering degree from Texas A&M University.

        Joan W. Dunlap has served as Vice President—Investor Relations since July 2007. From August 2004 until 2006, Ms. Dunlap served as our Assistant Treasurer. Prior to joining Petrohawk, she was employed as an investment banking associate with JPMorgan Chase, accredited with Series 7 and Series 63 licenses, and as a financial analyst and research assistant for the Federal Reserve Bank. Ms. Dunlap holds a bachelor's degree in economics from Tulane University and an M.B.A. from Rice University.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following sets forth beneficial ownership of our common stock by each director, including each nominee for reelection at the annual meeting, each executive officer named in the Summary Compensation Table for 2010 set forth under "Executive Compensation—2010 Compensation Program—Summary Compensation Table," and all directors and executive officers of the Company as a group, based upon information known to us as of March 31, 2011. The "Percent of Class" columns below represent for each person or group the percentage of outstanding shares of our common stock plus shares issuable upon exercise of all options, stock-settled stock appreciation rights that are currently exercisable or that may become exercisable within 60 days of March 31, 2011 by such person or group, assuming the stock options, stock-settled stock appreciation rights owned by all other stockholders are not exercised. As of March 31, 2011, there were 303,748,482 shares of our common stock outstanding, and an additional 5,764,812 option shares and stock-settled appreciation rights were exercisable within the 60 days. Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person's name. The total number also includes, where applicable, shares of common stock granted to each non-employee director under our 2004 Non-Employee Director Incentive Plan and the 2005 KCS Plan and restricted shares of common stock granted to each officer under the 2004 Employee Incentive Plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
Floyd C. Wilson	4,076,250	(1)	1.34%
James W. Christmas	2,613,251	(2)	*
Thomas R. Fuller	55,982		*
James L. Irish III	149,244	(3)	*
Gary A. Merriman	91,020	(4)	*
Robert G. Raynolds	1,000,507	(5)	*
Stephen P. Smiley	17,500	(6)	*
Robert C. Stone, Jr.	147,300	(7)	*
Christopher A. Viggiano	128,210	(8)	*

*
The percentage of shares beneficially owned by this director does not exceed one percent of the shares of our common stock outstanding.

(1)
Includes options to purchase 656,999 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 150,000 stock appreciation rights. Includes 190,001 shares of unvested restricted common stock of Petrohawk over which Mr. Wilson has sole power to vote but disposition rights are currently restricted. Includes 200,000 shares of Petrohawk common stock held by his grantor retained annuity trust over which Mr. Wilson has sole voting and sole dispositive power. Includes 24,700 shares held in trust for Mr. Wilson's children and grandchildren, over which he has no voting or dispositive power and as to which Mr. Wilson disclaims any beneficial ownership.

(2)
Mr. Christmas has sole voting and dispositive power over 2,061,841 shares of Petrohawk common stock, including 60,000 shares of Petrohawk common stock held by his grantor retained annuity trust. Includes 59,400 shares held in trust for Mr. Christmas' children, over which he has no voting or dispositive power and as to which Mr. Christmas disclaims any beneficial ownership. Includes options to purchase 492,010 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011.

(3)
Mr. Irish has sole voting and dispositive power over 107,744 shares of Petrohawk common stock. Mr. Irish has shared voting and dispositive power over 41,500 shares of Petrohawk common stock, which includes 13,000 shares owned by The James L. Irish III Trust, of which Mr. Irish is a trustee and beneficiary, and the following number of shares owned by family trusts of which Mr. Irish is a co-trustee, but not a beneficiary, and for which Mr. Irish shares voting and dispositive powers with co-trustees: (a) The Jonathan Michael Irish Trust (3,500 shares), (b) The Kathleen Ann Irish Trust (12,500 shares), and (c) the Nancy Lynn Irish Trust (12,500 shares).

(4)
Includes options to purchase 21,335 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 7,500 shares held in an IRA over which Mr. Merriman has sole voting and sole dispositive power.

(5)
Includes the following: (a) 17,617 shares held in trust established for the benefit of Mr. Raynolds' children as to which Mr. Raynolds disclaims any beneficial ownership; (b) 797,352 shares held by a family trust for which Mr. Raynolds is a co-trustee and holds a remainder interest in such trust and has shared voting and dispositive power; and (c) 3,478 shares held by a SEP IRA over which Mr. Raynolds has sole voting and sole dispositive power. Also includes options to purchase 30,815 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011.

(6)
Includes 13,000 shares owned by the Smiley Family Trust over which Mr. Smiley shares voting and dispositive powers with his wife as co-trustees.

(7)
Includes options to purchase 75,000 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 2,500 shares held in an IRA over which Mr. Stone has sole voting and sole dispositive power.

(8)
Includes options to purchase 30,815 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 5,100 shares held by his immediate family for which Mr. Viggiano has no voting or dispositive power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (other than Mr. Wilson)
Mark J. Mize	149,327	(9)	*
Richard K. Stoneburner	766,134	(10)	*
Larry L. Helm	779,265	(11)	*
Stephen W. Herod	850,082	(12)	*
All Executive Officers and Directors as a group (21 persons)	12,807,937	(13)	4.22%

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of the shares of our common stock outstanding.

(9)
Includes options to purchase 22,400 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31,

  2011. Includes 73,134 shares of unvested restricted common stock of Petrohawk over which Mr. Mize has sole power to vote but disposition rights are currently restricted.

(10)
Includes options to purchase 338,300 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 60,000 stock appreciation rights. Includes 124,334 shares of unvested restricted common stock of Petrohawk over which Mr. Stoneburner has sole power to vote but disposition rights are currently restricted.

(11)
Includes options to purchase 344,066 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 60,000 stock appreciation rights. Includes 73,634 shares of unvested restricted common stock of Petrohawk over which Mr. Helm has sole power to vote but disposition rights are currently restricted.

(12)
Includes options to purchase 316,532 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011. Includes 60,000 stock appreciation rights. Includes 96,401 shares of unvested restricted common stock of Petrohawk over which Mr. Herod has sole power to vote but disposition rights are currently restricted.

(13)
With regard to our executive officers who are not named executive officers, includes an aggregate of (i) options to purchase 815,293 shares of Petrohawk common stock which are currently exercisable, and none will become additionally exercisable on or before May 31, 2011, (ii) 101,000 stock appreciation rights, and (iii) 439,271 shares of unvested restricted common stock of Petrohawk over which such officers have sole power to vote but disposition rights are currently restricted.

 EXECUTIVE COMPENSATION

        The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

Compensation Discussion and Analysis

  Introduction

        The following discussion provides an overview of the compensation committee of our board of directors, the background and objectives of our compensation programs for our senior management, and the material elements of the compensation of each of our executive officers identified in the following table, whom we refer to as our named executive officers:

Name	Title
Floyd C. Wilson	Chairman of the Board and Chief Executive Officer (our principal executive officer)
Mark J. Mize	Executive Vice President—Chief Financial Officer and Treasurer (our principal financial officer)
Richard K. Stoneburner	President and Chief Operating Officer
Larry L. Helm	Executive Vice President—Finance and Administration
Stephen W. Herod	Executive Vice President—Corporate Development and Assistant Secretary

  Overview of Our Compensation Program

        We operate in a highly competitive environment and must attract, motivate and retain experienced and qualified personnel to be successful. We use a competitive mix of fixed and at-risk compensation directly related to stockholder value and our overall performance to achieve our goals and to align the interests of senior management and key employees to those of our stockholders. While we generally target total compensation for our management at approximately the top quartile of our compensation peer group, we utilize a greater percentage, on average, of "at-risk" compensation than our compensation peer group. At-risk compensation includes annual cash incentives, the payment of which depends upon our compensation committees' annual assessment of management performance, and long-term equity incentives. Generally, long-term equity incentives comprise more than 50% of the value of the total compensation paid to our senior management and, of this, approximately 50% has been in the form of stock options with an exercise price equal to the trading price of our common stock on the date of grant, representing a significantly higher percentage of stock options, on average, than has been utilized by our compensation peer group. Stock options become valuable only if our common stock price increases above the option exercise price. Additionally, each equity award that we issue generally vests over a minimum period of three years. Accordingly, these awards are subject to both the risk of fluctuations in the trading price of our common stock and the risk of forfeiture if vesting requirements are not satisfied. We believe that our compensation program helps us achieve our goals and aligns the interests of senior management with those of our stockholders by combining competitive compensation with the opportunity for greater rewards for exceptional performance.

        Our performance relative to specified metrics for 2010, including year over year increases in production of 34%, in proved reserves of 23%, and in proved developed reserves of 31%, despite divestitures totaling approximately 500 Bcfe of proved reserves and 150 Mmcfe/d of production during the year, as well as a year over year decrease in lease operating expenses per Mcfe of 40%, were significant factors in annual cash and long-term incentive compensation for 2010 and 2011. Other factors included the effectiveness of our management in expanding our core resource-style acreage position, overseeing a successful drilling program, divesting approximately $2.1 billion in non-core assets and managing our liquidity position in a challenging environment.

  Our Compensation Committee

        The compensation committee of the board of directors is comprised entirely of independent directors in accordance with the rules of the New York Stock Exchange governing listed companies. The current members of our compensation committee are Gary A. Merriman (Chairman), Christopher A. Viggiano, and Robert C. Stone.

        The primary duties and responsibilities of the compensation committee are to establish and implement our compensation policies and programs for senior management, including the named executive officers. The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. A copy of our compensation committee charter is available on our website at www.petrohawk.com under the section "About—Corporate Governance." The compensation committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to our board of directors for approval.

        The compensation committee works with our Executive Vice President—Finance and Administration to establish an agenda for each meeting of the compensation committee and, with the assistance of outside advisors, to prepare meeting materials. Our Chief Executive Officer, Executive Vice President—Finance and Administration and outside advisors may be invited to attend all or a portion of a compensation committee meeting depending on the nature of the matters to be discussed. Only members of the compensation committee vote on items before the compensation committee; however, the compensation committee and board of directors often solicit the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of the other members of senior management.

  Objectives of Our Compensation Program

        Our success depends on the continued contributions of our senior management and other key employees. Our compensation program is intended to attract, motivate and retain experienced and qualified personnel by providing compensation that is competitive in relation to our peers while fostering an atmosphere of teamwork, recognizing overall business results and individual merit, and that supports the attainment of our strategic objectives by tying the interests of senior management and key employees to those of our stockholders through the use of equity-based compensation.

  Design of Our Compensation Program

        Our compensation program for senior management, including the named executive officers, is designed to:

  •
  provide compensation that is competitive with our compensation peer group;

  •
  balance short-term and long-term goals through the use of annual cash incentives and grants of long-term equity incentives; and

  •
  deliver a mix of fixed and at-risk compensation that is directly related to stockholder value and our overall performance.

        Each element of compensation is reviewed and considered with the other elements of compensation to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program and that individually and collectively our compensation practices do not encourage inappropriate, unnecessary or excessive risk taking. In determining senior management compensation, including the compensation of the named executive officers, we considered the following factors:

  •
  our operating and financial performance compared with targeted goals;

  •
  our size, growth and performance relative to companies in our compensation peer group;

  •
  each individual's contributions to our overall results; and

  •
  the external challenges to our ability to attract and retain strong management.

        The committee retains an independent compensation consultant, Longnecker & Associates, to assist us in evaluating the competitiveness of our executive compensation programs and in assessing whether our compensation practices are achieving our goals. As part of that engagement, for 2010 and 2011 we also asked Longnecker & Associates to review our annual compensation processes and recommend improvements; review our proposed compensation decisions and advise as us to the appropriateness of our determinations; and review this compensation discussion and analysis and suggest improvements to it.

        In connection with our annual compensation process in February 2009, we also engaged Longnecker & Associates to generate a report that included a compilation of compensation data based upon our compensation peer group, broad industry-specific compensation survey data for other companies that participate in energy and general industry surveys, as well as particularized data for industry participants to the extent Longnecker & Associates determined that such additional data would prove useful in our compensation process. In connection with our annual compensation processes in February 2010 and 2011 (including the determination of bonuses for performance paid in the following year), we asked our Executive Vice President—Finance and Administration to compile recent compensation data for comparable executives within our current compensation peer group, set forth below, recent fiscal year-end performance data for our compensation peer group, and to provide compensation data drawn from third-party compensation survey data sources, such as Effective Compensation Inc. ("ECI"), relating to executives within our compensation peer group and a broad survey of compensation for executives of exploration and production companies. We refer to the compensation and performance data that we compile internally, that is drawn from third party data sources and that was prepared by our compensation consultant for prior years collectively as the "Survey Data". We use the Survey Data to assess the competitiveness of our compensation programs with our compensation peer group and their effectiveness in achieving our goals. Longnecker & Associates reports directly to the committee and may work with management when preparing materials for the committee. Neither Longnecker & Associates nor any third party data sources, including ECI, provides any other services for us.

        In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the compensation committee from oil and natural gas exploration and development companies. We periodically review, evaluate and update our compensation peer group to provide ongoing comparability for compensation purposes. Adjustments to our compensation peer group are made from time to time on account of business combinations or sales of peer group companies, as well as when necessary, in the opinion of our compensation committee, to better reflect the companies that compete with us for management talent and share common characteristics with our business, assets, drilling budget and size. However, because we compete for management talent with other companies in the industry who are engaged in the exploration, development and production of oil and natural gas, both onshore and offshore, we also compare our pay practices to a broad industry group based upon the Survey Data. For the compensation structure developed for 2010, the compensation peer group consisted of the following twelve companies:

  •
  Cabot Oil & Gas Corporation

  •
  Chesapeake Energy Corporation

  •
  Cimarex Energy Corporation

  •
  Comstock Resources, Inc.

  •
  EXCO Resources, Inc.

  •
  Forest Oil Corporation

  •
  Newfield Exploration Co.

  •
  Plains Exploration & Production Company

  •
  Range Resources Corporation

  •
  Sandridge Energy, Inc.

  •
  Southwestern Energy Company

  •
  St. Mary Land & Exploration Company

        In conjunction with our consideration of cash bonuses to be paid in 2011 based upon 2010 performance, as well as in establishing 2011 base salary and equity awards, we revised our compensation peer group from the prior year group to focus more on companies with significant exposure to natural gas in resource style plays and that are comparable in size to us. Accordingly, for 2011, we added EOG Resources Inc., Pioneer Natural Resources Company and Quicksilver Resources Inc. to our compensation peer group and removed Comstock Resources, Inc., and Sandridge Energy, Inc. The changes to our compensation peer group were approved by our compensation committee. Accounting for these changes, our compensation peer group for 2011 consists of the following thirteen companies:

  •
  Cabot Oil & Gas Corporation

  •
  Chesapeake Energy Corporation

  •
  Cimarex Energy Corporation

  •
  EOG Resources, Inc.

  •
  EXCO Resources, Inc.

  •
  Forest Oil Corporation

  •
  Newfield Exploration Co.

  •
  Pioneer Natural Resources Company

  •
  Plains Exploration & Production Company

  •
  Quicksilver Resources Inc.

  •
  Range Resources Corporation

  •
  Southwestern Energy Company

  •
  St. Mary Land & Exploration Company

        During the past several years we have targeted compensation for our management at approximately the 75th percentile (top quartile) of our compensation peer group. We have established compensation at this level because we believe it is necessary for us to attract and retain talented management capable of executing our rapid growth business plan and managing our business in a competitive environment. In establishing total compensation for our management, our compensation committee assesses the performance of our management relative to our peer group and in light of compensation practices among the broader industry group against whom we compete for management talent.

        The operating and financial performance factors that we utilize in our compensation program and the goals that we established relative to those factors are discussed in detail below under the heading "Annual Cash Incentives". As discussed below, in establishing bonuses for 2009 (paid in 2010) our emphasis is on our company's performance across various operating metrics and taking into consideration our management's performance in implementing our strategic objectives in light of internal and external challenges encountered during the year. Our compensation committee views the successful implementation of our goals as a "team" effort and does not establish individualized performance targets or goals. However, our compensation committee does recognize that each member of management will contribute to our overall results and the achievement of our goals to varying degrees, and it takes these relative contributions into account in establishing annual cash incentives, also as discussed below.

  2010 Compensation Program

  Elements of Compensation

        The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, stock appreciation rights and restricted stock grants as well as post-termination severance (under certain circumstances), and other benefits and perquisites, consisting of life and health insurance benefits, a qualified 401(k) savings plan, the reimbursement of automobile expenses for our Chief Executive Officer and the reimbursement of certain club dues for our Chief Executive Officer and Chief Financial Officer. From time to time, the compensation committee may utilize a different mix of compensation depending upon the compensation committee's current view of the most efficacious method to provide incentives under current market conditions, taking into account the practices of our peer group, as reflected in the Survey Data. In the interest of promoting an atmosphere of teamwork, we tend to compensate executives at similar levels of responsibility consistently, both with respect to the magnitude and mix of total compensation.

  Base Salary

        We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in the Survey Data, with particular emphasis on our compensation peer group, the relationship among base salaries paid within our company and individual experience and contributions. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain individuals in a competitive environment. During 2010, we increased the base salaries of the named executive officers based upon our analysis of the foregoing factors.

        Base salaries for our named executive officers in 2010 were as follows:

Name	2010 Base Salary
Floyd C. Wilson	$1,000,000
Mark J. Mize	$390,000
Richard K. Stoneburner	$500,000
Larry L. Helm	$390,000
Stephen W. Herod	$390,000

        Subsequent to 2010, and effective March 1, 2011, we increased the base salaries of certain of the named executive officers based upon our annual analysis of competitive market practice. Information regarding the incremental increase for 2011 in the base salary of the named executive officers is set forth below under the heading "—Compensation Adjustments and Long-term Incentive Awards Subsequent to Fiscal Year End."

  Annual Cash Incentives

        Annual cash incentives for each year are determined during the February following the end of the year, when our results for the preceding year become available. Annual cash incentive compensation is intended to focus and reward individuals on measures identified as having a positive impact on our annual business results. As a general matter, we review the following performance factors in determining annual cash incentives:

  •
  increases in annual production rates;

  •
  growth in proved reserves and resource potential;

  •
  finding and development costs;

  •
  cash flow from operations per share;

  •
  lease operating expenses per mcfe of production;

  •
  general and administrative expenses per mcfe of production; and

  •
  qualitative factors considered significant by the compensation committee.

        With respect to some of these factors, our compensation committee establishes targets in advance, generally in February of each year. For certain other factors, the compensation committee does not establish targets but takes performance relative to prior year results into account in establishing compensation. For 2010, our compensation committee established targets for production of between 650 million cubic feet of natural gas equivalents per day (Mmcfe/d) to 660 Mmcfe/d (adjusted downward on account of divestitures from an original 670 to 680 Mmcfe/d); lease operating and workover expense of between $0.29 - $0.39 per mcfe; and general and administrative expenses, excluding stock-based compensation expense of between $0.40 - $0.50 per mcfe. As noted above, the compensation committee also typically considers other factors, including changes in finding and development costs, growth in proved reserves and future development potential (taking into account acquisitions and divestitures), operating costs and other measures that are indicative of managements' performance as compared to our past performance and the performance of other companies within our peer group. We do not assign in advance any specific weight to any of the performance factors that we take into account in making compensation determinations. The achievement of any specific performance target is not a condition to any cash incentive awards and does not limit the discretion exercised by our compensation committee in making such awards.

        We establish bonus targets and performance targets for senior management for a variety of reasons, including to assist in communicating corporate objectives and expectations and to motivate management. However, our compensation program is not formulaic or inflexible. We retain the discretion to alter performance factors and targets and, in assessing the performance of the company or an individual, such other factors as we may consider relevant in establishing compensation. Accordingly, compensation, including annual cash compensation, may vary greatly from year to year and from executive to executive as a consequence of corporate performance and individual contribution relative to the factors listed above and other factors that we may consider important, which may carry varying weight over time depending on the circumstances.

        In February 2010, taking into account the compensation practices of our compensation peer group, as reflected in the Survey Data, our compensation committee established an annual cash incentive target for senior executives of 100% of base salary, with the understanding that such amount might be earned if the targets for performance factors established by the compensation committee in advance were met and company performance relative to the other performance factors was deemed satisfactory, in our discretion.

        In considering 2010 compensation, including annual cash incentives, our compensation committee considered the Company' performance relative to specified metrics, including year over year increases in production of 34%, in proved reserves of 23%, and in proved developed reserves of 31%, each of which was attained despite divestitures totaling approximately 500 Bcfe of proved reserves and 150 Mmcfe/d of production during the year. The compensation committee also considered the year over year decrease in lease operating expenses per Mcfe of 40%, as well as other qualitative factors, including the effectiveness of our management in continuing to implement our overall strategy by expanding our core resource-style acreage position, overseeing a successful drilling program and managing our liquidity position in a challenging environment, including through the disposition of $2.1 billion in assets and refinancing our notes due 2012 and 2013 with notes due 2018 that carry a lower interest rate.

        For 2010, we reported production of 675 Mmcfe/d, compared to 502 Mmcfe/d for 2009, representing a 34% year over year increase based upon actual production and above the target range established by our compensation committee; lease operating expense of $0.26 per mcfe, which was $0.17 below 2009 and below the target range; and general and administrative expenses of $0.53 per mcfe, which was lower than the prior year but above the target range due, in part, to costs associated with divestitures during the year and legal settlements that were not contemplated at the time the target was established. We also reported estimated proved reserves of approximately 3.4 Tcfe compared to 2.75 Tcfe for year-end 2009, or 23% higher than year-end 2009 on an actual basis. The qualitative factors relating to the execution of our strategic plan noted above and these quantitative factors influenced the annual cash compensation paid to the named executive officers for 2010.

        In light of the foregoing achievements, and taking into account the Survey Data regarding the cash incentives paid to senior management by our compensation peer group, the compensation committee concluded that annual cash compensation similar in magnitude to the prior year (which was generally twice the target established in advance) had been earned for the year. However, the compensation committee recognized that management's operating achievements for the year had not resulted in a higher year-over-year trading price for the Company's common stock. As a consequence, the compensation committee elected to shift a portion of the annual cash incentives to long-term equity incentives to enhance the alignment of management incentives with stockholder interests. Accordingly, the compensation committee generally approved annual cash incentive payments 20% lower than those awarded in 2009, offset by an increase in the value of long-term incentives, discussed below, by a comparable amount. However, Mr. Wilson was ineligible to receive additional long-term equity incentives under the Company's 2004 Employee Incentive Plan because his long-term equity awards equaled the current plan limits per recipient of 200,000 stock options and 100,000 shares of restricted stock per year. As a consequence, the compensation committee approved an annual cash incentive payment for Mr. Wilson 25% higher than the prior year based upon the Survey Data and the compensation committee's assessment of his contributions during 2010. Proposal 4 in this proxy statement relates to the amendment of the 2004 Employee Incentive Plan and would, among other things, increase the limits on stock options and restricted stock that a recipient can receive under that plan to 500,000 shares and 500,000 shares, respectively.

        The annual cash incentives awarded to the named executive officers for fiscal year 2010 performance are included in the Summary Compensation Table for 2010. The table reflects awards for 2010 performance that were paid during March 2011.

  Long-term Incentives

        Long-term incentives comprise a significant portion of a senior executive's compensation package. Long-term incentives are consistent with our objective of providing an "at-risk" component of compensation. Our business strategy embraces the consolidation trend in our industry and providing long-term incentive award opportunities for senior executives and key employees both align their interests with those of our stockholders and help to offset the negative implications that such a strategy may have on our ability to attract and retain talented management and key employees.

        For the last several years, the compensation committee has awarded grants of restricted stock and stock options to senior executives, each of which is discussed in more detail below, which have been divided approximately equally by value between restricted stock and stock options, because of the differing risk and reward characteristics of these awards. From time to time, the compensation committee may utilize a different mix of stock options, restricted stock and stock appreciation rights, each of which is permitted under our equity incentive plans, discussed in more detail below, depending upon the compensation committee's current view of the most efficacious method to provide incentives under current market conditions and taking into account the practices of our peer group as reflected in the Survey Data. The compensation committee approves the total stock options, restricted stock and stock appreciation rights that will be made available to all employees as well as the size of individual grants for each member of senior management.

        All grants are made in accordance with our Equity-Based Incentive Grant Policy, which sets forth the timing of awards and the procedures for making awards and, in the case of stock options and stock appreciation rights, for determining the exercise price or grant value, respectively, of the award. The amounts granted vary each year and are based on management's performance, our analysis of compensation peer group data, the Survey Data and management's total compensation package. Previous awards and grants, whether vested or unvested, may be considered by the compensation committee in establishing the current year's awards and grant, but has generally not been a significant influence in our current compensation practices.

        The long-term incentive information related to the named executive officers during fiscal year 2010 is included in this proxy statement in the Summary Compensation Table for 2010. Additional information on long-term incentive awards for 2010 is shown in the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at December 31, 2010 Table. Information regarding long-term equity incentives granted to the named executive officers subsequent to fiscal 2010 is set forth below under the heading "—Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End."

  2004 Employee Incentive Plan

        On June 3, 2004, our compensation committee and our board of directors approved the Petrohawk Energy Corporation 2004 Employee Incentive Plan, as amended, referred to as the 2004 Petrohawk Plan. On July 15, 2004, the 2004 Petrohawk Plan was approved by our stockholders. Increases to the number of shares available under the 2004 Petrohawk Plan were subsequently approved by our stockholders in November 2004, July 2005, July 2006, July 2007 and June 2009. Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the 2004 Petrohawk Plan, currently a maximum of 17.85 million shares of common stock may be issued under the 2004 Petrohawk Plan, including shares already issued and shares subject to outstanding stock option and stock appreciation rights previously issued under the plan. Out of the total number of shares available under the 2004 Petrohawk Plan, a maximum of 8.18 million shares may be issued under awards of restricted stock, incentive stock (stock issued without a restriction period) and stock appreciation rights, including shares already issued and shares subject to outstanding awards.

        The 2004 Petrohawk Plan facilitates the issuance of future long-term incentive awards as part of our comprehensive compensation structure and is administered by a committee of non-employee directors of our board of directors, currently our compensation committee. For the year ended December 31, 2010, substantially all of our employees received awards under the 2004 Petrohawk Plan.

        The 2004 Petrohawk Plan permits the granting of awards in the form of options to purchase our common stock, shares of restricted stock, shares of incentive stock (stock issued without a restriction period) and stock appreciation rights. Recipients are not permitted to receive in any one year options or stock appreciation rights to purchase or receive in excess of 200,000 shares or grants of restricted or incentive stock in excess of 100,000 shares. As of December 31, 2010, no incentive stock had been issued, a total of 1,689,640 shares of common stock had been issued as restricted stock, 6,346,467 shares were reserved for the exercise of outstanding stock options and 632,571 shares were reserved for the exercise of outstanding stock appreciation rights. As of December 31, 2010, 5,628,506 shares of our common stock remained available for issuance pursuant to the 2004 Petrohawk Plan, not including shares subject to outstanding awards.

        The 2004 Petrohawk Plan will expire on June 2, 2014. No grants will be made under the 2004 Petrohawk Plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2004 Petrohawk Plan. Our board of directors may, in its discretion, terminate the 2004 Petrohawk Plan at any time. The termination of the 2004 Petrohawk Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. The board may at any time and from time to time amend the 2004 Petrohawk Plan in whole or in part. Any amendment that must be approved by our stockholders in order to comply with the terms of the 2004 Petrohawk Plan, applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The board is not permitted, without the further approval of the stockholders, to make any alteration or amendment that would materially increase the benefits accruing to participants under the 2004 Petrohawk Plan, increase the aggregate number of shares that may be issued pursuant to the provisions of the 2004 Petrohawk Plan, change the class of individuals eligible to receive awards under the 2004 Petrohawk Plan or extend the term of the 2004 Petrohawk Plan.

  1999 Incentive and Non-Statutory Stock Option Plan

        On August 20, 1999, our board of directors approved the Petrohawk Energy Corporation 1999 Incentive and Non-Statutory Stock Option Plan (the "1999 Plan"). On September 11, 2000, the 1999 Plan was approved by our stockholders. An amendment to the 1999 Plan to increase the number of shares available under the 1999 Plan was subsequently approved by our stockholders on June 20, 2003. As a consequence of the adoption of the 2004 Petrohawk Plan, we no longer grant awards under the 1999 Plan. As of December 31, 2010, a total of 75,000 shares of common stock were issuable upon the exercise of outstanding stock options under the 1999 Plan.

  Incentive Plans Assumed in Connection with Acquisitions

        In July 2006, as part of our merger with KCS, we assumed the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the "2001 KCS Plan") and the 2005 KCS Plan (together with the 2001 KCS Plan, the "KCS Plans"). As of July 18, 2007, no new awards were permitted under the 2005 KCS Plan.

        The KCS Plans are administered by our compensation committee. The 2005 KCS Plan permitted grants of awards of options to purchase common stock, shares of restricted stock, shares of incentive stock (stock issued without a restriction period), and stock appreciation rights. On March 2, 2007, 172,850 shares of restricted stock and 397,400 shares of stock appreciation rights were granted under the 2005 KCS Plan to persons that were former employees of KCS and continued to be employed by us. As of December 31, 2010, no shares of restricted stock are outstanding and stock options and appreciation rights covering l,000,440 shares of our common stock were outstanding under the KCS Plans. All awards outstanding under the 2001 KCS Plan will expire on or before January 3, 2015. All awards outstanding under the 2005 KCS Plan will expire on or before March 2, 2017.

        In July 2005, as part of our merger with Mission Resources Corporation, we also assumed the Mission Resources Corporation 2004 Incentive Plan (the "Mission 2004 Plan") and the Mission Resources Corporation 1996 Incentive Plan (the "Mission 1996 Plan," and together, the "Mission Plans"). We do not issue new awards under the Mission Plans. As of December 31, 2010, there were options for the purchase of a total of 31,711 shares of our common stock outstanding under the Mission Plans. All awards outstanding under the Mission Plans expire on or before May 19, 2014.

  Stock Options

        An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide senior management and key employees with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by us. Stock options link the option holder's compensation to stockholders' interests by providing an incentive to increase the market price of our stock.

        Option grants to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the exercise price for each stock option is the market value on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or, if later, 48 hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made or priced only during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. Under our 2004 Petrohawk Plan the option price may not be less than the fair market value (the closing market price) of the shares on the date of grant. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed stock options to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock options that may be granted to new hire employees for the following fiscal quarter and provide that our chief executive officer may allocate such stock options at his discretion. The grant date in this instance is generally the first day of the month following the date of hire.

        Stock options generally vest and become exercisable one-third annually after the original grant date. In certain instances, however, stock options may vest on an accelerated basis, such as in the event an executive's employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive's death or disability while employed by us. Under these circumstances all stock options held by the executive may automatically vest and become exercisable in accordance with the terms outlined in the stock option award agreement or the employment agreement, if applicable. The employment agreements that we have entered into with the named executive officers provide for all stock options held by an executive to automatically vest and become exercisable in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

        There is a limited term in which an executive can exercise stock options, known as the "option term." The option term is generally ten years from the date of grant, which is the maximum term of an option permitted under the 2004 Petrohawk Plan, the Mission Plan and the KCS Plans. At the end of the option term, the right to purchase shares pursuant to any unexercised option expires.

        The exercise prices of the stock options granted to the named executive officers during fiscal year 2010 are shown in the Grants of Plan-Based Awards in 2010 Table. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards in 2010 Table.

  Restricted Stock Awards

        During 2010, we granted restricted stock awards to various officers (including our named executive officers) and key employees under the 2004 Petrohawk Plan. Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive remain with us through certain "vesting" dates. Prior to the restrictions thereon lapsing, the participant may not sell, transfer, pledge, assign or take any similar action with respect to the shares of restricted stock which the participant owns. Despite the restrictions, each participant will have full voting rights and will receive any dividends or other distributions, if any, with respect to the shares of restricted stock which the participant owns. Once the restrictions lapse with respect to shares of restricted stock, the participant owning such shares will hold freely-transferable shares, subject only to any restrictions on transfer contained in our certificate of incorporation, bylaws and insider trading policies, as well as any applicable federal or state securities laws.

        The compensation committee does take prior grants into account in the design of future programs and awards. Restricted stock awards to senior management are generally considered annually, in February, after our year-end results become available, and at the same time as grants to the general eligible employee population are considered.

        Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. The purpose of granting restricted stock awards is to encourage ownership, encourage retention of our senior management and result in business decisions that may drive stock price appreciation. Recognizing that our business is subject to significant fluctuations in commodity prices that may cause the market value of our common stock to fluctuate, we also intended the awards to provide an incentive for senior management to remain with us throughout commodity price and business cycles.

        Restricted stock awards generally vest one-third annually after the original award date. As a consequence, the recipients do not become unconditionally entitled to retain any of the shares of restricted stock until one year following the date of grant, subject to certain exceptions related to termination of employment. Any unvested restricted stock awards generally are forfeited if the executive terminates employment with us. In certain instances, however, restricted stock awards may vest on an accelerated basis, such as in the event of the executive's employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive's death or disability while employed by us. Under these circumstances all restricted stock awards held by the executive may automatically vest in accordance with the terms outlined in the restricted stock award agreement or the employment agreement, if applicable. The employment agreements that we have entered into with the named executive officers provide for all restricted stock awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

        The restricted stock grants to the named executive officers during fiscal year 2010 are shown in this proxy statement in the Grants of Plan-Based Awards in 2010 Table.

  Stock Appreciation Rights

        The 2004 Petrohawk Plan permits awards of stock appreciation rights. A stock appreciation right is very similar to a stock option, in that it represents the right to realize the increase in market price, if any, of a fixed number of shares over the grant value of the right, which is equal to the market price of our common stock on the date of grant. However, whereas to realize the value of a stock option the holder typically pays the exercise price in exchange for shares of stock underlying the option, the value embodied by the stock appreciation right, if any, may be settled in exchange for shares of common stock valued on the date of settlement.

        Stock appreciation rights provide incentives for the recipient that are very similar to the incentives provided by stock options, in that the stock appreciation right becomes valuable only if our common stock price increases above the grant value of the right and the holder of the right remains employed during the period required for the right to vest, thus providing an incentive for the holder to remain employed by us. Stock appreciation rights link a portion of the holder's compensation to stockholders' interests by providing an incentive to increase the market price of our stock.

        Grants of stock appreciation rights to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the grant value for each stock appreciation right is the market value of our common stock on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or, if later, 48 hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed grants of stock appreciation rights to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock appreciation rights that may be granted to new hire employees for the following fiscal quarter and provide that our Chief Executive Officer may allocate such stock options at his discretion. The grant date in this instance is generally the first day of the month following the date of hire.

        Stock appreciation rights generally vest one-third annually after the original grant date. In certain instances, however, stock appreciation rights may vest on an accelerated basis, such as in the event an executive's employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive's death or disability while employed by us. Under these circumstances all stock appreciation rights held by the executive may automatically vest in accordance with the terms outlined in the stock appreciation award agreement or the employment agreement, if applicable. The employment agreements that we have entered into with the named executive officers provide for all stock appreciation awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two-year period following a change of control of our company.

        There is a limited term in which an executive can exercise a stock appreciation right, known as the "term." The term is generally ten years from the date of grant, which is the maximum term permitted under the 2004 Petrohawk Plan. At the end of the term, the right to receive the value of the stock appreciation right expires. No stock appreciation rights were granted in 2010.

  Retirement Benefits

        We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including the named executive officers, are currently provided principally through a tax-qualified profit sharing and 401(k) plan (our "Savings Plan"), in which eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $16,500 in calendar year 2010 (plus up to an additional $5,500 in the form of "catch-up" contributions for participants age 50 and above), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, subject to a 10% maximum based on the employee's compensation as defined in the Savings Plan. Executives participate in the Savings Plan on the same basis as other employees.

        The Savings Plan provides for 35 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions.

        We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization.

Outstanding Equity Awards Under All Stock Plans:

        The following tables represent outstanding equity awards under all equity plans as of December 31, 2010, including the KCS Plans and the Mission Plans. We do not issue new awards under the KCS Plans or the Mission Plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)	Weighted- Average Exercise Price of Outstanding Options and Rights	Average Remaining Contractual Life (Years)
Stock Options	7,229,684	$14.93	6.9
Stock Appreciation Rights	856,505	$11.64	6.2

Total:	8,086,189	$14.58	6.8

Number of Securities to be Issued Upon Vesting (#)
Restricted Stock	1,689,640

        As of December 31, 2010 a total of 5,628,506 shares were available for future grants under the 2004 Petrohawk Plan and 593,200 shares were available for future grants under the Non-Employee Director Incentive Plan.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        On July 11, 2006, we entered into employment agreements with Messrs. Wilson, Mize, Stoneburner, Helm and Herod. During 2006 we faced increasing competition for management talent at the same time as anticipated changes to our board of directors and the constitution of our compensation committee as a consequence of our pending merger with KCS created greater uncertainty for management. These factors led us to conclude that it was appropriate and in our best interests to enter into employment agreements with each of such named executive officers.

        In September 2007, we amended the employment agreements for each of Messrs. Wilson, Mize, Stoneburner, Helm and Herod to clarify payment terms under change of control and employment termination scenarios and to comply with final Section 409A regulations.

        In February 2011, we amended the employment agreement with Mr. Wilson to provide for a two year term (the "Term") commencing February 21, 2011, and ending on the February 21, 2013. Prior to the amendment, Mr. Wilson's employment agreement was automatically extended for additional one-year periods on each one-year anniversary of the date of its original execution. Under the amended employment agreement, a failure by the Company to extend Mr. Wilson's employment agreement for an additional Term prior to its expiration will constitute "good reason", permitting Mr. Wilson to terminate the agreement and seek the severance payments and benefits set forth in the employment agreement.

  Term of Employment Agreements

        The initial term of employment of each of our current named executive officers was two years from the effective date of their employment agreements. Each agreement with an executive other than Mr. Wilson provides for automatic one-year extensions unless either party provides written notice six months prior to expiration of the initial term or any extension. During 2010, the employment agreement with each named executive officer was automatically renewed while Mr. Wilson's employment agreement was renewed for a two year period ending on February 21, 2013.

  Compensation and Benefits

        The salary payable to each of the named executives during 2010 is the amount set forth under the heading "—2010 Base Salary" in the table above. The salary of each executive is subject to periodic review and may be increased from time to time by the compensation committee. The base salary for each of the named executives during 2011 is set forth in under the heading "—Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End" below. Each executive is eligible to receive bonuses, grants of stock options, restricted stock or other equity awards as determined in the discretion of the compensation committee. Each of the executives is also entitled to reimbursement for reasonable business expenses and to participate in our life, health, and dental insurance programs, and all other employee benefit plans which we may, from time to time, make available. We do not provide tax gross-ups for compensation or benefits, other than under limited circumstances where excise taxes are imposed by Section 4999 or Section 409A of the Code.

        Our Chief Executive Officer is entitled under his employment agreement to receive a vehicle allowance and reimbursement for admission to, and the dues for, one club membership. Our Chief Financial Officer is entitled under his employment agreement to be reimbursed for admission to, and the dues for, one club membership.

        Our use of expense reimbursement and perquisites as an element of compensation is limited and is largely based on historical practices. We do not view these items as a significant element of our compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. The compensation committee annually reviews these items provided to determine if they are appropriate and if any adjustments are warranted.

  Termination Provisions and Severance Payments

        We may terminate each executive's employment upon disability, and at any time for cause or without cause. Each executive may terminate his employment at any time, and such termination will be deemed to be with "good reason" if it is based on uncured material breaches of his employment agreement by us, a reduction in the base compensation or target bonus payable to him, a material reduction in the scope of his office and responsibilities, a failure by us to continue any compensation or benefit plan that is material to the executive's total compensation or the permanent relocation of the executive outside of the metropolitan area of Houston, Texas. If the employment of any of the executives is terminated by death or disability, such executive (or his personal representative in the event of death) is entitled to receive his accrued unpaid base compensation, plus an optional bonus to be determined by the compensation committee, and all stock options and other incentive awards held by the executive will become fully vested and immediately exercisable, and all restrictions on any shares of restricted stock will be removed. If the employment of any of the executives is terminated by us for cause, such executive (or his or her personal representative in the event of death) is entitled to receive his accrued unpaid base compensation.

        If the employment of any executive is terminated by us without cause or by such executive with good reason, and such termination is not within two years after a change in control, such executive will be entitled to the accrued portion of unpaid salary, payment of the greater of a prorated amount of the executive's bonus for the year in which the termination occurs or a bonus for such year as may be determined by our compensation committee or our board in their sole discretion, a severance payment equal to one year's base salary plus the higher of the current year target bonus or the bonus paid for the preceding year, payment of the premiums for medical and dental insurance for him and his entire family for one year following termination, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If such executive is terminated by us without cause or such executive terminates his employment with the Company with or without good reason, and such termination is within two years after a change in control, such executive will be entitled to receive the accrued portion of unpaid salary, payment of the greater of a prorated amount of the executive's bonus for the year in which the termination occurs or a bonus for such year as may be determined by our compensation committee or our board in their sole discretion, a severance payment equal to two times his base salary plus the higher of the current year target bonus or the bonus paid for the year prior to the year in which the change of control occurred, payment of the premiums for medical and dental insurance for him and his entire family for two years following termination, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If the employment of such executive is terminated by such executive without good reason and not within two years after a change in control, such executive is entitled to receive his accrued unpaid base compensation.

        The employment agreements with the named executive officers generally define a change of control to mean any of the following events:

  •
  any person or group becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of our outstanding voting stock;

  •
  our merger with or consolidation into another entity and, immediately after giving effect to the merger or consolidation, one or both of the following occurs: (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then "beneficially owned" in the aggregate by our stockholders immediately prior to such merger or consolidation, or (b) the individuals who were members of our board of directors immediately prior to the execution of the agreement providing for the merger or consolidation do not constitute at least a majority of the members of the board of directors of the surviving or resulting entity;

  •
  we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to a third party in one transaction or a series of related transactions;

  •
  individuals who constitute our board of directors cease for any reason to constitute at least a majority of our board of directors unless such persons were elected, appointed or nominated by a vote of at least a majority of our incumbent directors; or

  •
  the complete liquidation or dissolution of our company.

        In our view, having the change of control and severance protections helps to maintain the named executive officer's objectivity in decision-making and provides another vehicle to align the interests of our named executive officer with the interests of our stockholders.

        The following table sets forth the estimated amounts that would be payable to each of the named executives upon a termination under the scenarios outlined above, excluding termination for cause or on account of death or disability, assuming that such termination occurred on December 31, 2010 and using the closing price of our common stock at December 31, 2010 for purposes of the calculations as required by the SEC. The dollar amounts set forth under the column heading "Early Vesting of Restricted Stock/Options" correspond to the amounts that would be paid, in addition to accrued and unpaid salary through the date of death or disability, in the event of the death or disability at year-end of each of the executives. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

	Severance Payment(1)	Early Vesting of Restricted Stock/Options(2)	Other(3)	Total(4)
Without Cause/For Good Reason
Floyd C. Wilson	$3,500,000	$3,379,611	$23,352	$6,902,963
Mark J. Mize	$950,000	$1,202,851	$18,813	$2,171,664
Richard K. Stoneburner	$1,220,000	$1,915,811	$23,352	$3,159,163
Larry L. Helm	$950,000	$1,252,809	$22,963	$2,225,772
Stephen W. Herod	$1,110,000	$1,426,840	$22,963	$2,559,803
Following Change of Control
Floyd C. Wilson	$7,000,000	$3,379,611	$23,352	$10,402,963
Mark J. Mize	$1,900,000	$1,202,851	$18,813	$3,121,664
Richard K. Stoneburner	$2,440,000	$1,915,811	$23,352	$4,379,163
Larry L. Helm	$1,900,000	$1,252,809	$22,963	$3,175,772
Stephen W. Herod	$2,220,000	$1,426,840	$22,963	$3,669,803

(1)
Represents total annual compensation (2010 salary plus 2010 bonus) multiplied, in the event of a change of control, by 2.

(2)
As reflected above, the value of unvested restricted stock, stock options and stock appreciation rights that would vest under each of these termination scenarios is based on our common stock price at December 31, 2010. Amounts do not include the dollar value of restricted stock or stock options that vested prior to December 31, 2010.

(3)
Represents an estimate of health insurance benefits to be provided under each of the scenarios based on actual amounts paid out in 2010.

(4)
Excludes gross-up payments, if any, to cover excise taxes imposed under Code Section 4999 or Section 409A.

  Board Representation

        Mr. Wilson's employment agreement provides that he will be nominated as a member of our board of directors, and that we will use our best efforts to cause him to be elected, appointed, or re-elected or re-appointed, as a director.

  Indemnification Agreements

        We have entered into an indemnification agreement with each of our independent, non-management directors and senior executives. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our certificate of incorporation, bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

  Tax Deductibility

        Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our Chief Executive Officer and our four other highest-paid executive officers unless the compensation is performance-based as determined by applying certain specific and detailed criteria. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments; however, we may from time to time pay compensation to our executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

        Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (the successor to FASB Statement No. 123 (revised 2004) ("ASC Topic 718") require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Summary Compensation Table

        The table below sets forth information regarding compensation for our named executive officers for the periods indicated:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option/ SAR Awards(2)	All Other Compensation		Total
Floyd C. Wilson	2010	$1,000,000	$2,500,000	$2,118,000	$2,060,000	$59,760	(3)(4)(5)	$7,737,760
Chairman of the Board and Chief	2009	$965,000	$2,000,000	$1,066,100	$1,317,200	$58,832	(3)(4)(5)	$5,407,132
Executive Officer	2008	$660,000	$2,000,000	$958,240	$751,180	$32,540	(3)(4)(5)	$4,401,960
Mark J. Mize	2010	$390,000	$560,000	$692,586	$692,160	$46,894	(3)(6)	$2,381,640
Executive Vice President—Chief Financial	2009	$350,000	$700,000	$426,440	$519,760	$46,337	(3)(6)	$2,042,537
Officer and Treasurer	2008	$300,000	$600,000	$343,520	$264,500	$21,112	(3)(6)	$1,529,132
Richard K. Stoneburner	2010	$500,000	$720,000	$1,154,310	$1,152,570	$44,963	(3)	$3,571,843
President and Chief Operating Officer	2009	$450,000	$900,000	$839,940	$619,440	$44,907	(3)	$2,854,287
	2008	$350,000	$1,000,000	$470,080	$359,720	$20,500	(3)	$2,200,300
Larry L. Helm	2010	$390,000	$560,000	$692,586	$692,160	$40,813	(3)	$2,375,559
Executive Vice President—Finance and	2009	$375,000	$700,000	$426,440	$519,760	$40,394	(3)	$2,061,594
Administration	2008	$350,000	$700,000	$488,160	$386,170	$20,500	(3)	$1,944,830
Stephen W. Herod	2010	$390,000	$720,000	$923,448	$922,880	$45,352	(3)	$3,001,680
Executive Vice President—Corporate	2009	$350,000	$900,000	$426,440	$519,760	$44,776	(3)	$2,240,976
Development and Assistant Secretary	2008	$325,000	$650,000	$415,840	$333,270	$15,500	(3)	$1,739,610

(1)
Comprised of annual cash incentive bonus paid subsequent to year end for prior year performance.

(2)
Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in "Note 9—Stockholder's Equity" to the audited consolidated financial statements included in the annual report accompanying this proxy statement. See the "Grants of Plan-Based Awards Table" for information on awards made in 2010. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
Includes the matching contribution that we make on account of employee contributions under our tax-qualified profit sharing and 401(k) plan. Also includes benefit plan contributions for 2010.

(4)
Includes $3,602, $1,168 and $3,507 relating to club dues paid by the company in 2008, 2009 and 2010, respectively.

(5)
Includes $8,438, $12,758 and $10,900 relating to use of company automobile in 2008, 2009 and 2010, respectively.

(6)
Includes $5,612, $7,061 and $7,430 relating to club dues paid by the company in 2008, 2009 and 2010, respectively.

Grants of Plan-Based Awards in 2010

        The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2010.

		Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold (#)(1)	Target (#)	Maximum (#)(1)	Type of Award (#)(2)
Floyd C. Wilson	2/24/2010	—	200,000	—	Options	$21.18	$2,060,000
	2/24/2010	—	100,000	—	Restricted Stock	—	$2,118,000
Mark J. Mize	2/24/2010	—	67,200	—	Options	$21.18	$692,160
	2/24/2010	—	32,700	—	Restricted Stock	—	$692,586
Richard K. Stoneburner	2/24/2010	—	111,900	—	Options	$21.18	$1,152,570
	2/24/2010	—	54,500	—	Restricted Stock	—	$1,154,310
Larry L. Helm	2/24/2010	—	67,200	—	Options	$21.18	$692,160
	2/24/2010	—	32,700	—	Restricted Stock	—	$692,586
Stephen W. Herod	2/24/2010	—	89,600	—	Options	$21.18	$922,880
	2/24/2010	—	43,600	—	Restricted Stock	—	$923,448

(1)
Awards granted under our 2004 Employee Incentive Plan provide only for a single estimated payout. Under our 2004 Employee Incentive Plan there are no minimum amounts payable for a certain level of performance and there are no maximum payouts possible above the target. Thus, there are no thresholds or maximums (or equivalent items) applicable to these awards.

(2)
Represents shares of restricted stock or stock options issued under our 2004 Employee Incentive Plan. The shares of restricted stock and stock options vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, in each case provided that the recipient has been continuously employed at such date.

(3)
The exercise price of each award is equal to the closing market price of our common stock on the date of grant.

(4)
Represents the full grant date fair value determined in accordance with ASC Topic 718. Please see the discussion of the assumptions made in the valuation of these awards in "Note 9—Stockholders' Equity" to the audited consolidated financial statements included in the annual report accompanying this proxy statement. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at December 31, 2010

        The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Floyd C. Wilson	150,000		—	$7.50	07/12/2014	164,334	$2,999,096	—	$—
	175,000			$8.51	01/26/2015
	150,000			$11.64	03/02/2017
	94,666	47,334		$18.08	02/28/2018
	61,666	123,334		$15.23	03/02/2019
		200,000		$21.18	02/24/2020
Mark J. Mize	15,000		—	$10.23	08/11/2016	57,701	$1,053,043	—	$—
	30,000			$11.64	03/02/2017
	33,333	16,667		$18.08	02/28/2018
	24,333	48,667		$15.23	03/02/2019
		67,200		$21.18	02/24/2020
Richard K. Stoneburner	75,000		—	$7.50	07/12/2014	95,167	$1,736,798	—	$—
	100,000			$8.51	01/26/2015
	60,000			$11.64	03/02/2017
	45,333	22,667		$18.08	02/28/2018
	29,000	58,000		$15.23	03/02/2019
		111,900		$21.18	02/24/2020
Larry L. Helm	75,000		—	$7.50	07/12/2014	60,367	$1,101,698	—	$—
	125,000			$8.51	01/26/2015
	60,000			$11.64	03/02/2017
	48,666	24,334		$18.08	02/28/2018
	24,333	48,667		$15.23	03/02/2019
		67,200		$21.18	02/24/2020
Stephen W. Herod	75,000		—	$7.50	07/12/2014	69,934	$1,276,296	—	$—
	100,000			$8.51	01/26/2015
	60,000			$11.64	03/02/2017
	42,000	21,000		$18.08	02/28/2018
	24,333	48,667		$15.23	03/02/2019
		89,600		$21.18	02/24/2020

(1)
Represents unvested stock options.

(2)
Awards held by executives vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, provided that the recipient has been continuously employed at such date.

(3)
Calculated based upon the closing market price of our common stock as of December 31, 2010, the last trading day of our 2010 fiscal year ($18.25) multiplied by the number of unvested awards at year end.

Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End

        Subsequent to December 31, 2010, as part of the analysis of executive compensation that is undertaken annually by our compensation committee, we approved increases in the base salaries of each of our named executive officers and granted awards to each executive officer of long-term equity incentives under our Third Amended and Restated 2004 Employee Incentive Plan. These incentives were in the form of grants of restricted stock and non-qualified stock options. The restricted stock grants and non-qualified stock options vest in three equal annual increments beginning on the first anniversary of the grant date. The incremental increase in salary and the number of shares covered by the equity awards for each named executive officer are set forth in the table below. The exercise price per share for each stock option reflected in the following table is $20.57, which was the closing market price of our common stock on the date of grant, February 23, 2011.

Name	Salary Increase	2011 Base Salary	Number of Shares Underlying Stock Options (#)	Restricted Stock Award (#)
Floyd C. Wilson	$—	$1,000,000	200,000	100,000
Mark J. Mize	$10,000	$400,000	82,000	42,000
Richard K. Stoneburner	$75,000	$575,000	132,000	67,000
Larry L. Helm	$10,000	$400,000	83,500	42,500
Stephen W. Herod	$10,000	$400,000	114,000	58,000

Option Exercises and Stock Vested

        The following table summarizes option exercises and the vesting of restricted stock for our named executive officers in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting
Floyd C. Wilson	—	—	66,000	$1,436,083	(2)
Mark J. Mize	—	—	25,666	$528,126	(3)
Richard K. Stoneburner	—	—	39,667	$807,264	(4)
Larry L. Helm	—	—	31,667	$668,377	(5)
Stephen W. Herod	—	—	27,000	$587,273	(6)

(1)
Represents vesting of various restricted stock grants made to each individual during years 2007, 2008 and 2009.

(2)
Represents the market-close prices of $21.40, $21.89 and $21.89 of our common stock on the dates of vesting of 17,667, 25,000 and 23,333 shares, respectively.

(3)
Represents the market-close prices of $21.40, $21.89, $21.89 and $15.77 of our common stock on the dates of vesting of 6,333, 5,000, 9,333 and 5,000 shares, respectively.

(4)
Represents the market-close prices of $21.40, $21.89, $21.89, $15.95 and $16.47 of our common stock on the dates of vesting of 8,667, 10,000, 11,000, 5,000 and 5,000 shares, respectively.

(5)
Represents the market-close prices of $21.40, $21.89, $21.89 and $15.77 of our common stock on the dates of vesting of 9,000, 10,000, 9,333 and 3,334 shares, respectively.

(6)
Represents the market-close prices of $21.40, $21.89 and $21.89 of our common stock on the dates of vesting of 7,667, 10,000 and 9,333 shares, respectively.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2010 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The numbers of shares of stock issuable upon exercise of options and the per share option exercise prices, and the number of securities remaining available for future issuance under equity compensation plans used in the following table reflect an adjustment for the one-for-two reverse stock split effective May 26, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(a) (#)		Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity compensation plans approved by security holders(1)	9,775,829	(2)	$14.58	6,221,706
Equity compensation plans not approved by security holders	—		$—	—

Total	9,775,829	(2)	$14.58	6,221,706

(1)
Represents information for the 2004 Employee Incentive Plan, 2004 Non-Employee Director Incentive Plan, 75,000 shares covered by the 1999 Plan, 1,000,400 shares covered by the 2001 KCS and 2005 KCS Plans which we assumed in our merger with KCS, 31,711 shares under plans that we assumed in our merger with Mission Resources Corporation. We do not issue new grants under these assumed plans or our 1999 plan.

(2)
Includes 1,689,640 shares of unvested restricted stock.

Stock Ownership Policy

        February 17, 2011, our board of directors, adopted a Stock Ownership Guidelines Policy (the "Policy") applicable to our board of directors and Chief Executive Officer to ensure that they maintain a meaningful economic stake in the Company. The Policy is designed to maintain stock ownership of our directors and Chief Executive Officer at a significant level so as to further align their interests with the interests of our stockholders in value creation. Our directors are required to hold a number of shares of our common stock valued at three times (3x) the annual cash retainer paid to them by the Company and our Chief Executive Officer is required to hold a number of shares of our common stock valued at three times (3x) the base salary paid to him by the Company. Shares are valued at the average closing prices for our common stock for the previous year. Unexercised stock options and unvested restricted stock are not counted towards meeting these requirements.

        Under the Policy, our directors and Chief Executive Officer have three years to comply with the ownership requirement starting from the later of the date the Policy was adopted and the date the person first became a member of the board of directors or Chief Executive Officer, as applicable. Until the applicable stock ownership level is attained, persons subject to the Policy are required to retain 50% of shares of common stock received as a result of the exercise of stock options or vesting of shares of restricted stock, in each case net of share sold to pay applicable withholding taxes and, in the case of an option, the exercise price. Deviations and waivers from the Policy must be approved by the board of directors upon a recommendation from our Nominating and Corporate Governance Committee.

DIRECTOR COMPENSATION

2010 Director Compensation

        The table below sets forth certain information concerning the compensation earned in 2010 by our non-employee directors for service on our board of directors during 2010.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	All Other Compensation	Total(2)
James W. Christmas	$95,417		$285,280	$—	$—	$380,697
Tucker S. Bridwell(3)	$82,536	(4)	$190,781	$—	$—	$273,317
Thomas R. Fuller	$99,583		$190,781	$—	$—	$290,364
James L. Irish III	$107,917		$221,092	$—	$—	$329,009
Gary A. Merriman	$105,417		$190,781	$—	$—	$296,198
Robert G. Raynolds	$85,417	(4)	$190,781	$—	$—	$276,198
Stephen P. Smiley(5)	$68,587		$241,726	$—	$—	$310,313
Robert C. Stone, Jr.	$101,042		$190,781	$—	$—	$291,823
Christopher A. Viggiano	$97,917		$190,781	$—	$—	$288,698

(1)
Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in "Note 9—Stockholder's Equity" to the audited consolidated financial statements included in the annual report accompanying this proxy statement. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by our directors.

(2)
Represents the numerical sum of the dollar amounts reflected in each other column for each director.

(3)
Mr. Bridwell resigned from our board of directors effective December 9, 2010.

(4)
Prior to each calendar quarter, in lieu of cash fees for the quarter, directors may elect to receive shares of common stock having a value equal to the amount of such fees, calculated on the basis of the closing price of shares of our common stock on the NYSE on the last day of such quarter. Messrs. Bridwell and Raynolds elected to receive substantially all of their board fees in shares of common stock. The total number of shares received by Messrs. Bridwell and Raynolds in 2010 in lieu of fees was 3,717 shares and 4,809 shares, respectively.

(5)
Mr. Smiley joined our board of directors on April 5, 2010.

        The aggregate number of restricted stock awards subject to vesting, excluding shares received in lieu of fees, made to each of our directors for service as a director during 2010 was as follows:

Award	Christmas	Bridwell	Fuller	Irish	Merriman	Raynolds	Smiley	Stone Jr.	Viggiano
Stock Awards	16,000	10,700	10,700	12,400	10,700	10,700	13,000	10,700	10,700

Discussion of Director Compensation Table

        Employee directors receive no additional compensation for service on our board of directors or any committee of the board of directors. All directors receive actual expense reimbursements associated with attending board and committee meetings. Our non-employee directors each receive $80,000 in cash per year (payable on a quarterly basis in the amount of $20,000). The chairman of our audit committee receives an additional $30,000 per year (payable on a quarterly basis in the amount of $7,500), and each member of our audit committee (other than the chairman) receives an additional $10,000 per year (payable on a quarterly basis in the amount of $2,500). Additional annual compensation for each committee chairperson and committee member for all of the committees of our board of directors is set forth below:

Board Committee	Committee Chairperson Additional Compensation	Committee Member (excluding Chairperson) Additional Compensation
Audit	$30,000	$10,000
Compensation	$20,000	$10,000
Nominating and Corporate Governance	$10,000	$7,500
Reserves	$10,000	$7,500

        Fees are paid in four equal quarterly installments and board members may elect to take all or a portion of the cash compensation we pay to them in shares of our common stock, with the number of shares determined by dividing such fees by the trading price per share of our common stock on the last day of each calendar quarter. Any such election must be made prior to the beginning of the quarter for which the compensation is to be paid and is irrevocable for that quarter.

2004 Non-Employee Director Incentive Plan

        In July 2004 the Company adopted the 2004 Non-Employee Director Incentive Plan covering 200,000 shares. The plan provides for the grant of both stock options and restricted shares of the Company's stock. This plan was designed to attract and retain the services of directors. On each of July 12, 2006 and June 18, 2009, the Company and its stockholders approved amendments to the Company's 2004 Non-Employee Director Incentive Plan to increase the total number of shares available for issuance thereunder to 1,100,000. The current total number of shares available for issuance under the 2004 Non-Employee Director Incentive Plan is approximately 593,200 shares. At December 31, 2010, all non-employee director grants had been fully vested and 593,200 shares were available for issuance pursuant to future awards that may be granted under the plan.

        Under the 2004 Non-Employee Director Incentive Plan, within 60 days after a person becomes a non-employee director, we grant such director the number shares of our restricted common stock the value of which equals $50,000. In addition, effective on the date of the Company's Annual Meeting of Stockholders, we grant to each director the number shares of our restricted common stock the value of which equals $190,000, and we grant to the Vice Chairman an additional number of shares of our restricted common stock the value of which equals $95,000 and we grant to the Lead Director an additional number of shares of our restricted common stock the value of which equals $31,000. For the purposes of determining the value of the shares of restricted stock to be issued, the closing price of the Company's common stock as reported on the date of grant is used, and in calculating the number of shares of restricted stock to be issued, the number of shares is rounded up to the nearest 100 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Merriman and Viggiano served on the compensation committee of our board of directors throughout 2010. Mr. Fuller served on the compensation committee from January 1, 2010 through April 29, 2010, when Mr. Fuller stepped down from the committee and Messrs. Stone and Bridwell joined the committee to serve through the remainder of 2010. Mr. Bridwell's service on the compensation committed ended on December 9, 2010 when resigned from our board of directors. No member of the compensation committee during 2010 served as one of our officers or employees or of any of our subsidiaries during that year. In addition, during 2010, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMMITTEE: Gary A. Merriman (Chairman) Robert C. Stone, Jr. Christopher A. Viggiano

        (The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

 ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

Dear Stockholder:

        The Audit Committee has reviewed and discussed with management of Petrohawk and Deloitte & Touche LLP ("Deloitte"), the firm serving as the independent registered public accountants of Petrohawk, the audited financial statements of Petrohawk as of, and for the fiscal year ended, December 31, 2010 (the "Audited Financial Statements"). In addition, we have discussed with Deloitte the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee also has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Committee has discussed with that firm its independence from Petrohawk. Upon such review, the Audit Committee has concluded that the independent registered public accountants are independent from Petrohawk and its management. We have also discussed with management of Petrohawk and Deloitte such other matters and received such assurances from them as we deemed appropriate.

        Management is responsible for Petrohawk's internal controls and the financial reporting process. Deloitte is responsible for performing an independent audit of Petrohawk's financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of Deloitte with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board the inclusion of the Audited Financial Statements in Petrohawk's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

        The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the Board of Petrohawk are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for Petrohawk and for audit committees and independent registered public accountants generally.

MEMBERS OF THE COMMITTEE: James L. Irish III (Chairman) James W. Christmas Stephen P. Smiley Christopher A. Viggiano

        (The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm

        Deloitte is the independent registered public accounting firm selected by our audit committee as the independent registered public accountants for the fiscal year ended December 31, 2010. Our audit committee has also appointed Deloitte as the independent registered public accountants for the fiscal year ended December 31, 2011, and is proposing ratification of such appointment to our stockholders.

Attendance at the Annual Meeting by Deloitte & Touche LLP Representative

        A representative of Deloitte is expected to be present at the annual meeting of the stockholders. Deloitte will have the opportunity to make a statement if it desires to do so, and the Deloitte representative is expected to be available to respond to appropriate questions.

Fees

        The following table presents fees billed for professional audit services rendered by Deloitte, our principal accounting firm, for the audit of our annual financial statements for the years ended December 31, 2010 and December 31, 2009, and fees for other services rendered by Deloitte during those periods. Except as set forth below, we paid all such fees.

	2010	2009
Audit Fees	$1,928,898	$1,518,509
Audit-Related Fees	401,955	350,734
Tax Fees	20,306	110,422
All Other Fees	—	—

Total	$2,351,159	$1,979,665

        As used above, the following terms have the meanings set forth below:

        Audit Fees.    The fees for professional services rendered by Deloitte for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including but not limited to registration statements on Forms S-3, S-4 and S-8, for the years ended December 31, 2010 and December 31, 2009.

        Audit-Related Fees.    The fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under "Audit Fees". We engaged Deloitte for the following professional services that would be considered audit-related services for the year ended December 31, 2010: services related to the audits prepared specifically for a subsidiary. We engaged Deloitte for the following professional services that would be considered audit-related services for the year ended December 31, 2009: services relating to the audit of our 401(k) plan for the fiscal year 2008; and services related to the audits prepared specifically for a subsidiary.

        Tax Fees.    The fees for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning.

        All Other Fees.    The fees for products and services provided by Deloitte, other than for the services reported under the headings "Audit Fees," "Audit-Related Fees" and "Tax Fees," for the period in question. We did not engage Deloitte for any additional professional services other than as disclosed above for the years ended December 31, 2010 and December 31, 2009.

Audit Committee Pre-Approval Policy

        All audit fees, audit-related fees and tax fees as described above for the years ended December 31, 2010 and December 31, 2009, as applicable, were pre-approved by our audit committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of Deloitte's independence in the conduct of its auditing functions. Our audit committee's pre-approval policy provides that pre-approval of all such services must be approved separately by the audit committee. The audit committee has not delegated any such pre-approval authority to anyone outside the audit committee. Each member of the audit committee has the authority to pre-approve non-audit services up to $50,000 to be performed by our independent registered public accountants.

 PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

        Our bylaws specify that we shall not have less than one nor more than eleven directors, and each director holds office until the annual stockholders' meeting at which such director's class is up for re-election and until the director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. As of the date of this proxy statement, our board of directors consists of nine directors, eight of whom have been determined to be independent directors as set forth in the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class being elected for a three-year term of office. As discussed more fully under "Our Board of Directors and Its Committees" in this proxy statement above, three of our current directors—Messrs. Wilson, Merriman and Stone—have been nominated for reelection at the 2011 annual meeting of our stockholders.

        If any nominee should for any reason become unable to serve prior to the date of the annual meeting, the shares represented by all valid proxies will be voted for the election of such other person as the board may designate as a replacement following recommendation by the nominating and corporate governance committee, or the board may reduce the number of directors to eliminate the vacancy.

        Additional information regarding Messrs. Wilson, Merriman and Stone and all of our other directors can be found under the "Our Board of Directors and Its Committees" section, the "Security Ownership of Directors and Executive Officers" section, and the "Director Compensation" section of this proxy statement.

Votes Required

        Directors are elected by a plurality vote of the shares present in person or represented by proxy at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another candidate receiving a larger number of votes. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Wilson, Merriman and Stone. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non-vote and will not be voted for any of the nominees. See the section of this proxy statement entitled "General Information—Voting and Revocation of Proxies."

        The board of directors unanimously proposes and recommends that you vote "FOR" each of the nominees for the board of directors.

 PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules.

        As described in detail under the heading "Compensation Discussion and Analysis," we operate in a highly competitive environment and must attract, motivate and retain experienced and qualified personnel to be successful. We use a competitive mix of fixed and at-risk compensation directly related to stockholder value and our overall performance to achieve our goals and to align the interests of senior management and key employees to those of our stockholders. While we generally target total compensation for our management at approximately the top quartile of our compensation peer group, we utilize a greater percentage, on average, of "at-risk" compensation than our compensation peer group. At-risk compensation includes annual cash incentives, the payment of which depends upon our compensation committee's annual assessment of management performance, and long-term equity incentives. Generally, long-term equity incentives comprise more than 50% of the value of the total compensation paid to our senior management and, of this, approximately 50% has been in the form of stock options with an exercise price equal to the trading price of our common stock on the date of grant, representing a significantly higher percentage of stock options, on average, than has been utilized by our compensation peer group. Stock options become valuable only if our common stock price increases above the option exercise price. Additionally, each equity award that we issue generally vests over a minimum period of three years. Accordingly, these awards are subject to both the risk of fluctuations in the trading price of our common stock and the risk of forfeiture if vesting requirements are not satisfied. We believe that our compensation program helps us achieve our goals and aligns the interests of senior management with those of our stockholders by combining competitive compensation with the opportunity for greater rewards for exceptional performance.

        Our performance relative to specified metrics for 2010, including year over year increases in production of 34%, in proved reserves of 23%, and in proved developed reserves of 31%, despite divestitures totaling approximately 500 Bcfe of proved reserves and 150 Mmcfe/d of production during the year, as well as a year over year decrease in lease operating expenses per Mcfe of 40%, were significant factors in annual cash and long-term incentive compensation for 2010 and 2011. Other factors included the effectiveness of our management in expanding our core resource-style acreage position, overseeing a successful drilling program, divesting approximately $2.1 billion in non-core assets and managing our liquidity position in a challenging environment.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the SEC's compensation disclosure rules. The vote is advisory, which means that the vote is not binding on us, our board of directors or our compensation committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR the proposal.

        Accordingly, we ask our stockholders to vote on the following resolution at the 2011 annual meeting of stockholders:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure."

        The board of directors unanimously proposes and recommends that you vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

        The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC's compensation disclosure rules, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

        Our board of directors has determined that an annual advisory vote on executive compensation will establish a routine procedure to allow our stockholders to provide direct input on our executive compensation philosophy, policies and practices. Although we believe our compensation program and philosophy is straightforward and does not materially change from year to year, the board believes that an annual vote is consistent with institutional stockholder and advisory firm recommendations.

        This vote is advisory and not binding on us or our board in any way. Our board and our compensation committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

        The advisory vote regarding frequency of a stockholder advisory vote on executive compensation will be determined by whichever of the choices—annually, every other year or every three years—receives the greatest number of votes cast. Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of every ONE YEAR for future advisory votes regarding executive compensation.

        The board of directors unanimously proposes and recommends that you vote for the option of every "ONE YEAR" as the preferred frequency for advisory votes on executive compensation.

 PROPOSAL 4—APPROVAL OF AMENDMENTS TO OUR THIRD AMENDED AND RESTATED
2004 EMPLOYEE INCENTIVE PLAN

        We are requesting that our stockholders vote in favor of approving certain amendments to our Third Amended and Restated 2004 Employee Incentive Plan (the "Plan"), which will be thereafter referred to as our Fourth Amended and Restated 2004 Employee Incentive Plan, or the "amended Plan". The principal amendments to the Plan include:

  •
  an increase in the aggregate number of shares of the Company's common stock available for issuance under the Plan from 17,850,000 to 28,850,000 (an increase of 11,000,000 shares),

  •
  adoption of a flexible share counting ratio that will reduce the shares available under the Plan by one share for each share issued pursuant to a stock option or stock appreciation right and by 1.75 shares for each share issued under a "full value award" granted subsequent to May 18, 2011. Full value awards include all awards, other than stock options and stock appreciation rights, to the extent settled in common stock ("Full Value Awards").

  •
  an increase in the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the Plan to an individual during any calendar year from 200,000 shares to 500,000 shares and an increase in the maximum number of shares of restricted stock that may be granted to an individual under the Plan during any calendar year from 100,000 shares to 500,000 shares;

  •
  extension of the duration of the Plan from 2014 to 2021;

  •
  expanding the types of awards that may be granted under the Plan by adding "restricted stock units" and "performance awards"; and

  •
  various revisions intended to clarify certain provisions of the Plan, none of which materially impact the functioning of the Plan and all of which are marked in the amended version of the Plan attached below.

        The Plan was originally approved by our stockholders in July 2004. Our stockholders subsequently approved a series of amendments to the Plan that increased the aggregate number of shares of common stock that may be issued under the Plan to 17,850,000 shares, with the number of shares of incentive stock and restricted stock issuable thereunder being limited to 8,178,841 shares. Currently, the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the Plan to an individual during any calendar year is 200,000 shares and the maximum number of shares of restricted stock that may be granted to an individual under the Plan during any calendar year is 100,000 shares. We believe that it is in our company's and our stockholders' best interests to amend the Plan to increase the aggregate number of shares of common stock that may be issued under the Plan by 11,000,000 shares and to eliminate the aggregate limit on the number of such shares that may be issued as restricted stock and in lieu thereof to adopt a flexible share counting ratio that will reduce the shares available for awards under the Plan by 1.75 shares for each share issued in a Full Value Award. Furthermore, we believe that it is in our company's and our stockholders' best interests to increase in the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the Plan to an individual during any calendar year to 500,000 shares and an increase in the maximum number of shares of restricted stock that may be granted to an individual under the Plan during any calendar year to 500,000 shares.

        Currently, the Plan provides only for awards of restricted stock, incentive stock (stock issued without a restriction period), stock options and stock appreciation rights. We believe it is in our company's and our stockholders' best interests to amend the plan so that restricted stock units and performance awards may be made under the amended Plan, although we have no current plans to issue such awards.

        A restricted stock unit represents the right to receive shares of common stock, cash or a combination of both at the end of a specified period. Upon the lapse of restrictions with respect to a restricted stock unit, the participant is entitled to receive a share of common stock or an amount of cash equal to the fair market value of a share of common stock, as provided in the award agreement. Under the amended Plan, the Company may grant a tandem cash dividend right, which would entitle the participant to a cash dividend to be paid directly at the time of payment of dividends on outstanding shares of common stock, be credited to a bookkeeping account subject to the same vesting and payment provisions as the related restricted stock unit (with or without interest, in the discretion of the Company), or be subject to such other provisions or restrictions as determined by the Company. Tandem cash dividend rights are not available for stock options, stock appreciation rights or performance awards under the amended Plan. Restricted stock units would provide us with the flexibility to issue awards functionally similar to awards of restricted stock but without having to issue the shares of common stock until such time as the restrictions lapse.

        Performance awards represent the right to cash, shares of common stock or a combination of both, conditioned upon the achievement of one or more stated performance goals over a specified performance period not shorter than one year. Performance awards would provide our compensation committee with the flexibility to issue cash and stock awards that satisfy the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code, although the committee may elect to issue performance awards that do not satisfy such requirements.

        The compensation committee will have broad authority to determine the performance criteria for any performance award. Performance criteria may be company-wide or related to a subsidiary, division, region, function or business unit and may include one or more or any combination of the following: earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), return on equity, return on assets or net assets, return on capital or invested capital and other related financial measures, cash flow or EBITDA or EBITDAX, revenues, income or operating income, expenses or costs or expense levels or cost levels (absolute or per unit), one or more operating ratios, stock price, total stockholder return, operating profit, profit margin, capital expenditures, net borrowing, debt leverage levels, credit quality or debt ratings, the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, net asset value per share, economic value added, individual business objectives, growth in production, growth in reserves, reserve replacement ratio, finding and development cost per unit, and/or strategic business objectives. Each performance criteria may be made relative to the performance of other business entities and may be appropriately adjusted for certain events occurring during a performance period. The maximum amount that may be paid in cash pursuant to a performance award to a recipient with respect to a fiscal year will be $5,000,000 and the maximum number of shares of common stock that may be subject to a performance award granted to a Participant with respect to a fiscal year is 500,000 shares.

        The amendments to the Plan are being proposed because our compensation committee and our board believe that these amendments will provide needed flexibility to award incentives to our employees that contribute to our company's continued success, provide our employees with ownership interest in our company, maintain competitive compensation levels, attract and retain talented employees, provide incentives for continued service and, thereby, promote our long-term growth and profitability by aligning the interests of our employees with stockholders.

        As of March 31, 2011 and if approved by stockholders, the proposed amendment to the Plan will make available stock options, stock appreciation rights, restricted stock, incentive stock and performance awards to our management and employees representing, in the aggregate, up to approximately 13,142,046 shares, or 4.33%, of our outstanding common stock (subject to reduction by 1.75 shares for shares issued under full value awards). All our employees are eligible to receive awards and grants under the Plan. A summary of the essential features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is included below and is marked to reflect all changes from the current Plan.

Votes Required

        The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal is required for the ratification and approval of the amendment of the Plan.

        The board of directors unanimously proposes and recommends that you vote "FOR" the amendment of the Third Amended and Restated 2004 Employee Incentive Plan.

Material Terms

        Maximum Number of Shares Issuable; Adjustment.    Upon effectuation of the proposed amendments to the Plan, the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the Plan to an employee during any calendar year will be limited to 500,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding), and the maximum number of shares of incentive stock, restricted stock, restricted stock units and performance awards that may be issued to an employee during any calendar year will also be limited to 500,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). The shares with respect to which stock options, stock appreciation rights, incentive stock, restricted stock, restricted stock units and performance awards may be granted are shares of common stock as presently constituted. Stock options, restricted stock units, stock appreciation rights and performance awards have a maximum term of ten (10) years from the date of grant. Stock options have a per share exercise price, and stock appreciation rights have a grant date value, not less than the fair market value of a share of common stock on the date of grant. The exercise of a stock option or stock appreciation right reduces the number of shares available under the Plan by (i) the number of shares as to which the stock option or stock appreciation right is exercised, (ii) shares that were not issued or delivered as a result of the net settlement of the stock option or stock appreciation right, (iii) shares surrendered to pay the exercise price or withholding taxes related to any outstanding award under the Plan, and (iv) shares repurchased on the open market with proceeds from the exercise of a stock option.

        The Plan provides that if we recapitalize, reclassify our capital stock, or otherwise change our capital structure (a "recapitalization"), the number and class of shares of stock covered by a stock option, stock appreciation right or performance award theretofore granted shall be adjusted so that such award shall thereafter cover the number and class of shares of stock and securities to which the grantee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the grantee had been the holder of record of the number of shares of stock then covered by such award. Except in connection with a recapitalization (including, without limitation, a stock dividend, stock split, extraordinary cash dividend, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for any combination of cash and other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

        Corporate Change.    The proposed amendments to the Plan provide that, upon the consummation of a corporate change, our compensation committee may accelerate the vesting of stock options and stock appreciation rights; remove restrictions on restricted stock and restricted stock units; cancel stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards, and make payments in respect thereof in cash; adjust the outstanding options, stock appreciation rights restricted stock, restricted stock units and performance awards as appropriate to reflect such corporate change; or provide that each option, stock appreciation right, restricted stock, restricted stock units and performance awards shall thereafter cover the number and class of securities or property to which the grantee would have been entitled pursuant to the terms of the documents governing such corporate change if the grantee had been the holder of record of the number of shares covered by the award immediately prior to such corporate change. The Plan provides that a "corporate change" occurs (a) if Petrohawk is to be dissolved and liquidated, (b) if Petrohawk is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of Petrohawk), (c) if Petrohawk sells, leases, or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of Petrohawk's outstanding shares of voting stock, or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the board.

        Amendment or Termination of the Plan.    Our board of directors may terminate the Plan with respect to any shares for which awards have not theretofore been granted. The board may amend the Plan; however, it may not amend the Plan without stockholder approval if the amendment: (i) would materially increase the benefits accruing to participants under the Plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, (iii) change the class of individuals eligible to receive awards under the Plan, or (iv) extend the term of the Plan.

        Administration of the Plan.    Pursuant to the provisions of the Plan, our board of directors has appointed the compensation committee to administer the Plan. Our compensation committee currently consists of Messrs. Merriman, Stone and Viggiano. The compensation committee has the sole authority to select the participants from among those individuals eligible under the Plan and to establish the number of shares of restricted stock and/or incentive stock which may be granted and shares which may be subject to each stock option, stock appreciation right, restricted stock unit, and performance award, subject to the limitations set forth in the Plan.

        Type of Grants Under the Plan.    Our compensation committee may grant to our employees incentive stock, restricted stock, restricted stock units, stock appreciation rights, performance awards and options to purchase shares of our common stock. The compensation committee has the power to determine the terms upon which awards will be granted, including the number of shares of restricted stock and incentive stock to issue, the restrictions applicable to such shares, if any, including vesting requirements, the number of shares of common stock or the amount of cash subject to restricted stock units and performance awards and the performance criteria to be satisfied, and, with respect to stock options and stock appreciation rights, the number of shares of common stock subject to each option or stock appreciation right, the exercisability and vesting requirements of each stock option or stock appreciation right, and the form of consideration payable upon the exercise of such stock option (i.e., whether cash or exchange of existing shares of our common stock in a cashless transaction or a combination thereof). The form of consideration payable upon the exercise of a stock appreciation right is shares of our common stock. The option price of shares of common stock issued under each stock option or stock appreciation right is equal to the fair market value of shares subject to the stock option or stock appreciation right on the date the stock option and each stock appreciation right is granted. Stock options granted under the Plan may be incentive stock options or non-statutory stock options.

        Eligibility of Participants, Term and Transferability.    Awards may be granted under the Plan only to individuals who are employees of Petrohawk or its parent or subsidiary corporation at the time of grant. No incentive stock option is granted to an employee who owns or who would own immediately before the grant of such incentive stock option more than 10% of the total combined voting power of all classes of our stock or our parent or subsidiary corporation, unless (i) at the time such stock option is granted the option price is 110% of the fair market value of the shares granted on the date of the grant and (ii) such stock option by its terms is not exercisable after the expiration of five years from the date of grant. The term of each stock option granted to other employees may not be more than ten years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective incentive stock option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Petrohawk and its parent and subsidiary corporations exceeds $100,000, such excess incentive stock options are to be treated as non-statutory stock options. Awards granted under the Plan are not to be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, only with respect to non-statutory stock options and stock appreciation rights, the compensation committee may, in its discretion, authorize all or a portion of the options or stock appreciation rights to be granted on terms which permit transfer by the optionee to (i) the members of the optionee's immediate family, (ii) a trust or trusts for the exclusive benefit of such immediate family, or (iii) a partnership in which such members of such immediate family are the only partners, provided that there may be no consideration for any such transfer. The Plan further provides that following any permitted transfer, the option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Restricted stock, incentive stock and the shares of common stock transferred to an optionee as a result of the exercise of an option or the vesting of a restricted stock unit or the satisfaction of performance criteria under a performance award are considered "restricted securities" under Rule 144 as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and may only be resold or transferred in compliance with such rule and the registration requirements or an exemption from such requirements under the 1933 Act. Pursuant to the proposed amendments, the Plan shall terminate and no further restricted stock, incentive stock, stock appreciation rights or stock options shall be issued under the Plan after May 18, 2021.

        Awards Outstanding.    As of March 31, 2011, options representing approximately 8,335,218 shares of common stock, stock appreciation rights representing approximately 569,171 shares of common stock, and 2,204,943 shares of restricted stock are outstanding under the Plan.

Outstanding Equity Awards Under All Stock Plans:

        The following tables represent outstanding equity awards under all equity plans as of March 31, 2011, including the KCS Plans and the Mission Plans. We do not issue new awards under the KCS Plans or the Mission Plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)	Weighted-Average Exercise Price of Outstanding Options and Rights	Average Remaining Contractual Life (Years)
Stock Options	9,202,456	$16.33	7.43
Stock Appreciation Rights	793,105	$11.64	5.93

Total:	9,995,561	$15.95	7.31

Number of Securities to be Issued Upon Vesting (#)
Restricted Stock	2,204,943

        As of March 31, 2011 a total of 2,142,046 shares were available for future issuance under the Plan and 593,200 shares were available for future issuance under our 2004 Non-Employee Director Incentive Plan.

U.S. Federal Income Tax Consequences

        The following is a brief summary of certain of the U.S. federal income tax consequences of certain awards under the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

        Incentive Stock Options.    Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option. However, the excess of the fair market value of the shares on the date of exercise over the exercise price generally must be included in the optionee's alternative minimum taxable income for the year in which the exercise occurs.

        The federal income tax consequences to the optionee from the sale of shares acquired from the exercise of an incentive stock option are complex. If the optionee realizes a gain on the sale, the character of the gain depends on both the length of time from the date of grant of the incentive stock option to the date of sale and the length of time from the date of exercise of the incentive stock option to the date of sale. If the optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the two-year period beginning on the date that the option was granted and the one-year period beginning on the date that the option was exercised (collectively, the "holding period"), any appreciation of the shares above the exercise price should constitute capital gain and the employer would not be entitled to any deduction for federal income tax purposes in connection with the exercise of the option or the disposition of the option shares. On the other hand, if an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option before the end of the holding period (a "disqualifying disposition"), the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In that event, and subject to the application of Section 162(m) of the Code as discussed below, the employer may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares. Finally, if the price received by the optionee in a disqualifying disposition is less than the fair market value of the stock on the exercise date and the disposition is a transaction in which a loss, if sustained, would otherwise be recognized, then the amount of ordinary income the optionee would recognize is the excess, if any, of the amount realized on the sale over the adjusted basis of the shares.

        Non-Statutory Stock Options and Stock Appreciation Rights.    As a general rule, no federal income tax is imposed on the holder upon the grant of a non-statutory stock option or stock appreciation right, and the employer is not entitled to a tax deduction by reason of the grant. Generally, upon the exercise of a non-statutory stock option, the holder will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. In the case of the exercise of a stock appreciation right, the holder will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received and the fair market value of any shares distributed to the holder. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the employer may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the holder assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a non-statutory stock option or a stock appreciation right are transferred to the holder subject to restrictions, then the taxable income realized by the holder, unless the holder elects otherwise, and the employer's tax deduction (assuming any federal income tax reporting requirements are satisfied) would be deferred and measured with reference to the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the 1934 Act is such a restriction during the period prescribed thereby if the exercise and any subsequent disposition could result in liability under Section 16(b).

        Restricted Stock Awards.    The holder of a restricted stock award will not realize taxable income at the time of grant, and the employer will not be entitled to a deduction at that time, assuming that the restrictions applicable to the shares constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture related to the shares lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, and, subject to Section 162(m) of the Code, the employer will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to restricted stock paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, be deductible as such by the employer. Notwithstanding the foregoing, the holder of restricted stock may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock based on the fair market value of the shares on the date of the grant, in which case (i) subject to Section 162(m) of the Code, the employer will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the holder during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the employer as compensation, and (iii) there will be no further federal income tax consequences when the risk of forfeiture lapses. An 83(b) election must be made not later than 30 days after the grant of the restricted stock and is generally irrevocable.

        Restricted Stock Unit Awards.    There will be no federal income tax consequences to either the holder or the employer upon the award of restricted stock units. Generally, the holder will recognize ordinary income subject to withholding upon the receipt of cash and/or the transfer of shares in satisfaction of the restricted stock units award in an amount equal to the aggregate of any cash received and the fair market value of any shares so transferred. Subject to Section 162(m) of the Code, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the holder's income.

        Performance Awards.    There will be no federal income tax consequences to either the holder or the employer upon the grant of performance awards. Generally, the holder will recognize ordinary income subject to withholding upon the receipt of cash and/or the transfer of shares in satisfaction of the performance award in an amount equal to the aggregate of any cash received and the fair market value of any shares so transferred. If a performance award is "performance-based" compensation under Code Section 162(m), the employer will be entitled to a corresponding tax deduction equal to the amount includible in the holder's income. Otherwise, the employer's deduction may be limited by Code Section 162(m) as described below.

        Additional Tax Consequences.    Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance-based" compensation under Section 162(m) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options and stock appreciation rights granted with an exercise price at least equal to the fair market value of the shares on the date of grant will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms. Also, Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. It is intended that awards made under the Plan be structured to be exempt from or compliant with Section 409A of the Code.

        To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Text of the Amended Plan

        To effect the amendments to the Plan discussed above, it is proposed that the text of the Plan is amended as marked below:

PETROHAWK ENERGY CORPORATION

~~THIRD~~FOURTH AMENDED AND RESTATED
2004 EMPLOYEE INCENTIVE PLAN

        This Petrohawk Energy Corporation ~~Third~~Fourth Amended and Restated 2004 Employee Incentive Plan (the "Plan") amends and restates the Petrohawk Energy Corporation ~~Second~~Third Amended and Restated 2004 Employee Incentive Plan, and gives effect to ~~(i) amendments effective May 2008 that provided for (a) a minimum of three year vesting for restricted stock awards; and (b) lapses, acceleration or waivers of the Restriction Period applicable to Restricted Stock Awards and Stock Appreciation Rights to be permitted only in the event of death, disability, retirement or Corporate Change, and (ii) amendments effective June 18, 2009 that (a) eliminated provisions relating to incentive stock (i.e., shares of common stock awarded without restrictions) that were contradictory in light of the amendment set forth in (i)(a) above, and (b) increased the number of shares of common stock subject to the Plan as approved by stockholders on June 18, 2009~~amendments effective through the effective date of this amended and restated Plan as described in Section VII.

I. Definitions and Purposes

(a)   Definitions.

        Whenever capitalized in this document, the following terms shall be defined as set forth below:

        "Award" means an award in the form of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Options, or Performance Awards, whether granted singly or in combination.

        "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

        "Board" means the board of directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee of the Board which may be the Compensation Committee of the Board or such other committee as the Board shall appoint to administer the Plan, provided it shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3.

        "Common Stock" means the common stock of the Company, $.001 par value per share, and any class of common stock into which such common stock may hereafter be converted, reclassified or recapitalized.

        "Company" means Petrohawk Energy Corporation or any successor thereto.

        "Corporate Change" shall have the meaning set forth in Section VIII(c) below.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means for one Share on the date in question (i) the closing sale price for such Share as quoted on the New York Stock Exchange, Nasdaq National Market or Nasdaq Small Cap Market, as applicable ("NASDAQ"), or (ii) if not so quoted, the closing sales price as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (iii) if not so reported, the average of the closing bid and asked prices for a Share on the date of grant as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported. If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

        "Grantee(s)" means those certain employee or employees of the Company or its subsidiaries to whom the Company shall grant Restricted Stock ~~or~~, Restricted Stock Units, Stock Options, Stock Appreciation ~~Right~~Rights or Performance Awards.

        "Immediate Family" means with respect to an Optionee, the Optionee's spouse, children or grandchildren (including legally adopted, step children and step grandchildren).

        "Incentive Stock Option" means a Stock Option which is intended to qualify as an incentive stock option under Section 422 of the Code.

        "Non-Statutory Stock Option" means a Stock Option that is not an Incentive Stock Option.

        ~~"Option Agreement" means an agreement between the Company and an Optionee whereby the Optionee receives Stock Options.~~ "Optionee(s)" means those certain employees of the Company or its subsidiaries to whom the Company shall grant Stock Options.

        "Option Price" shall mean the amount an Optionee must pay the Company upon exercise of the Stock Option.

        "Participants" shall mean Grantees and Optionees.

        "Performance Award" means an award granted to a Grantee pursuant to Section III(f) to receive cash or Shares conditioned in whole or in part upon the satisfaction of specified performance criteria.

        "Publicly Held Corporation" means an entity issuing any class of equity securities required to be registered under Section 12 of the Exchange Act.

        "Restricted Stock" means Shares subject to specified restrictions that may be granted to eligible persons under Section III (b) below.

        "Restricted Stock ~~Agreement" means an agreement between the Company and a Grantee whereby the Grantee receives shares of Restricted Stock.~~Unit" means a right to receive Shares, cash or a combination of both at the end of a specified period granted to an eligible person under Section III(b) below.

        ~~"Restricted Stock Award" means an award of Restricted Stock granted to a Grantee.~~

        "Restriction Period" means the period of time during which the Shares granted pursuant to ~~a~~an Award of Restricted Stock ~~Award~~or Restricted Stock Units remain subject to the restrictions or vesting set forth in the applicable ~~Restricted Stock~~Award Agreement; the Restriction Period shall not provide for vesting of greater than one-third (1/3) of the total grant upon each of the first three (3) anniversaries from the date of such grant; provided, however, that the foregoing shall not apply (i) to up to five percent (5%) of the number of shares available under the Plan, or (ii) accelerated vesting on account of the death or disability of a Participant, or (ii) to the acceleration of vesting upon a Corporate Change.

        "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter modified or amended, promulgated under the Exchange Act.

        "Share" or "Shares" means a share or shares of Common Stock.

        "Stock Appreciation Right" means a contractual right granted to an eligible person under Section III(~~e~~d) below.

        ~~"SAR Agreement" means an agreement between the Company and a Grantee whereby the Grantee receives a Stock Appreciation Right.~~

        "SAR Grant Value" shall have the meaning set forth in Article VI.

        "Stock Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

(b)   Purposes.

        This Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected employees, (b) motivating superior performance of certain employees by means of long-term performance related incentives, (c) encouraging and providing certain employees with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining certain employees by providing competitive incentive compensation opportunities, and (e) enabling certain employees to share in the long-term growth and success of the Company.

        This Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to ERISA. The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

II. Administration

        The Plan shall be administered by the Committee. The Committee shall have sole authority to select the Participants from among those individuals eligible hereunder and to establish the number of shares of Restricted Stock which may be granted and ~~s~~Shares which may be subject to each ~~Stock Option and Stock Appreciation Right; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Stock Options and Stock Appreciation Rights granted under the Plan to an individual during any calendar year may not exceed 200,000 Shares (subject to adjustment in the same manner as provided in Section VIII hereof with respect to Shares subject to Stock Options and Stock Appreciation Rights then outstanding) and the maximum number of shares of Restricted Stock that may be granted to an individual under the Plan during any calendar year may not exceed 100,000 shares (subject to adjustment in the same manner as provided in Section VIII hereof with respect to Shares subject to Stock Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Stock Options and~~Award of Restricted Stock Units, Stock Options, Stock Appreciation Rights ~~that are canceled or repriced.~~and Performance Award. In selecting Participants from among individuals eligible hereunder and in establishing the number of shares of Restricted Stock that may be issued to each Grantee and the number of ~~s~~Shares that may be subject to each Award of Restricted Stock ~~Option and~~Units, Stock Options, Stock Appreciation Rights, and Performance Award, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Participants, in establishing the number of shares of Restricted Stock which may be issued to each Grantee ~~and~~, the number of ~~s~~Shares which may be subject to each Award of Restricted Stock ~~Option~~Units, Stock Options and Stock Appreciation ~~Right~~Rights, and the amount payable or the number of Shares subject to a Performance Award and in construing the provisions of the Plan shall be final.

III. Types of Grants Under the Plan

(a)    Types of Grants.

        Pursuant to this Plan, the Company may grant ~~shares of~~ Restricted Stock, Restricted Stock Units, Stock Appreciation Rights ~~and~~, Stock Options, and Performance Awards. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options.

(b)    Grants of Restricted Stock and Restricted Stock Units.

        Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock or Restricted Stock Units to any eligible person in such amounts and with such restrictions as the Committee shall determine, any of which restrictions may differ with respect to any Grantee. ~~Restricted Stock~~ Awards of Restricted Stock or Restricted Stock Units shall include a Restriction Period as determined by the Committee in accordance with the provisions of the Plan and subject to the limitations set forth in the definition of Restricted Period above. ~~A~~

        With respect to Awards of Restricted Stock, a certificate or certificates representing the number of shares of Restricted Stock granted shall be registered in the name of the Grantee. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in the Grantee's Restricted

Stock Award Agreement, the certificate or certificates shall be held in escrow by the Company for the account of the Grantee. The Grantee shall have beneficial ownership of the shares of Restricted Stock, including the right to receive dividends and the right to vote the shares of Restricted Stock. Upon the lapse of all restrictions (as set forth in the Grantee's Restricted Stock Award Agreement) on any or all of the Restricted Stock granted to the Grantee, the certificate or certificates representing the shares of Restricted Stock for which the restrictions have lapsed shall be delivered to the Grantee.

        With respect to Awards of Restricted Stock Units, upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one Share or an amount of cash equal to the Fair Market Value of one Share, as provided in the Award Agreement. The Committee may, in its sole discretion, grant a tandem cash dividend right with respect to Restricted Stock Units. A grant of cash dividend rights may provide that such cash dividend rights will be paid directly to the Participant at the time of payment of related dividends, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion.

        Each Award of Restricted Stock or Restricted Stock ~~Award~~Units shall be evidenced by ~~a Restricted Stock~~an Award Agreement which shall contain the Restriction Period, the number of ~~shares of Restricted Stock~~Shares covered by the Award and such other terms and conditions as may be approved by the Committee, including other restrictions as the Committee may determine. The Committee may impose such conditions or restrictions on any Award of Restricted Stock or Restricted Stock Units as it may deem advisable, in its sole discretion.

(c)    Grant of Stock Options.

        Subject to the terms and conditions of the Plan, the Committee is authorized to grant Stock Options to any eligible person.

        Each Stock Option shall be evidenced by an ~~Option~~Award Agreement, which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective ~~Option~~Award Agreements need not be identical for each Optionee. The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price ~~(provided that the Shares which are tendered must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the option price)~~, or (iii) subject to prior approval by the Committee, in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee, in its discretion, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation (or additional compensation expense) with respect to the Stock Option for financial reporting purposes ~~expense~~.

        The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "cashless exercise" with a broker of the Stock Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. A "cashless exercise" of a Stock Option is a procedure by which a broker provides the funds to the Optionee to effect a Stock Option exercise, to the extent consented to by the Committee, in its discretion. At the direction of the Optionee, the broker will either (i) sell all of the Shares received when the Stock Option is exercised and pay the Optionee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Stock Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Optionee (either directly or through the Company) a stock certificate for the remaining Shares.

        In no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a "cashless exercise," if such form of consideration would violate the Sarbanes-Oxley Act of 2002 as determined by the Committee, in its discretion.

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall (i) deliver, or cause to be delivered, to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option or (ii) electronically credit to a brokerage account in the name of the Optionee or other appropriate recipient the number of Shares purchases under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have (i) deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient or (ii) electronically credited the Shares to a brokerage account in the name of the Optionee or other appropriate recipient.

(d)    Grant of Stock Appreciation Rights.

        Subject to the terms and conditions of the Plan, the Committee is authorized to grant Stock Appreciation Rights to any eligible person.

        Each grant of Stock Appreciation Rights shall be evidenced by an ~~SAR~~Award Agreement, which shall contain such terms and conditions as may be approved by the Committee. Stock Appreciation Rights shall include a Restriction Period as determined by the Committee in accordance with the provisions of the Plan. The terms and conditions of the respective ~~SAR~~Award Agreements need not be identical for each Grantee; provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant and the per share SAR Grant Value shall not, under any circumstances, be less than the Fair Market Value of a Share of Common Stock on the date the Stock Appreciation Right is granted. A Stock Appreciation Right entitles the Grantee, upon exercise, to receive an amount equal to the product of (x) the excess of the Fair Market Value of one Share of Company Common Stock on the date of exercise over the SAR Grant Value and (y) the number of ~~s~~Shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the foregoing shall be made in Shares of Common Stock valued at their Fair Market Value on the date of exercise; provided, however, that no fractional ~~shares of Company Common Stock~~Shares shall be issued upon exercise of a Stock Appreciation Right and any fractional ~~s~~Share interest shall be settled in cash. As soon as practicable after receipt of a written or electronic notification of exercise of a Stock Appreciation Right, the Company shall (i) deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares issued as a result of such exercise or (ii) electronically credit to a brokerage account in the name of the Grantee or other appropriate recipient the number of Shares issued as a result of such exercise . Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have (i) deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient or (ii) electronically credited the Shares to a brokerage account in the name of the Grantee or other appropriate recipient.

(e)    Grant of Performance Awards.

        Subject to the terms and conditions of the Plan, the Committee is authorized to grant Performance Awards to any eligible person. Performance Awards may be granted in the form of cash, Shares or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

        Each Award Agreement with respect to a Performance Award shall set forth (a) the amount, including a target and maximum amount, if applicable, a Grantee may earn in the form of cash or Shares or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of Shares to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Performance Award and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

        The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for "performance-based" compensation under Section 162(m) of the Code (the "162(m) Requirements"). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section III(e) not later than 90 days after the commencement of the performance period with respect to such Performance Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. With respect to Performance Awards that are intended to satisfy the 162(m) Requirements, the maximum amount that may be paid in cash pursuant to a Performance Award granted to a Grantee with respect to a fiscal year is $5,000,000 and the maximum number of Shares that may be subject to a Performance Award granted to a Grantee with respect to a fiscal year is 500,000 Shares; provided, however, that such maximum amount and number of Shares with respect to a Performance Award that provides for a performance period longer than one fiscal year shall be the foregoing limit multiplied by the number of full fiscal years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Section 162(m) of the Code and Treasury Regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences. With respect to Performance Awards that are intended to satisfy the 162(m) Requirements, the terms of this Section III(e) shall be interpreted in a manner consistent with Section 162(m) of the Code and the Treasury Regulations and other guidance thereunder.

        The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Grantee or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Grantee is employed or with respect to which the Grantee performs services, and may consist of one or more or any combination of the following criteria: (a) earnings or earnings per Share (whether on a pre-tax, after-tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow or EBITDA or EBITDAX, (f) revenues, (g) income or operating income, (h) expenses or costs or expense levels or cost levels (absolute or per unit), (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) operating profit, (m) profit margin, (n) capital expenditures, (o) net borrowing, debt leverage levels, credit quality or debt ratings, (p) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (q) net asset value per Share, (r) economic value added, (s) individual business objectives, (t) growth in production, (u) growth in reserves, (v) reserve replacement ratio, (w) finding and development cost per unit, and/or (x) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestures, or any combination thereof. The performance goals based on these performance measures may be made relative to the performance of other business entities. The Committee may appropriately adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (1) gains or losses on sales of assets, (2) asset impairments or write-downs, (3) litigation or claim judgments or settlements, (4) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (5) accruals for reorganization and restructuring programs, (6) any extraordinary non-recurring items as described in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (7) acquisitions or divestitures, (8) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (9) foreign exchange gains and losses, (10) a change in the Company's fiscal year, and (10) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code).

        Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Performance Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of Shares to be granted, issued, retained or vested pursuant to a Performance Award.

 IV. Eligibility of Participants, Term and Transferability

        Restricted Stock, Restricted Stock Units, Stock Appreciation Rights ~~and~~, Stock Options and Performance Awards may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 (e) and (f) of the Code) of the Company at the time the ~~Restricted Stock, Stock Appreciation Rights or Stock Options~~Award is granted. Restricted Stock, Restricted Stock Units, Stock Appreciation Rights ~~and~~, Stock Options and Performance Awards may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an eligible person who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, unless (i) at the time such Stock Option is granted the option price is 110% of the Fair Market Value of the Shares granted on the date of the grant and (ii) such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. The term of each Stock Option granted to other eligible persons shall be not more than ten (10) years from the date of the grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Statutory Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, ~~t~~Treasury ~~r~~Regulations and other administrative pronouncements, which of an Optionee's Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

        ~~Restricted Stock, Stock Appreciation Rights and Stock Options~~Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, if an Incentive Stock Option is transferred pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code), the Option shall cease to qualify as an Incentive Stock Option as of the date of such transfer; provided, further, however, only with respect to Non-Statutory Stock Options and Stock Appreciation Rights the Committee may, in its discretion, authorize all or a portion of the Non-Statutory Stock Options and/or Stock Appreciation Rights to be granted on terms which permit transfer by the Optionee / Grantee to (i) the members of the Optionee's / Grantee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, or (iii) a partnership in which such members of such Immediate Family are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the ~~SAR~~Award Agreement pursuant to which such Non-Statutory Stock Options and/or Stock Appreciation Rights are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (C) subsequent transfers of transferred Stock Options and/or Stock Appreciation Rights shall be prohibited except in accordance with clauses (A) and (B) above of this sentence. Following any permitted transfer, any Non-Statutory Stock Option and/or Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" and "Grantee" shall be deemed to refer to the transferee. The Non-Statutory Stock Option and/or Stock Appreciation Right shall be exercisable by the transferee only to the extent, and for the periods, specified in the ~~Option Agreement and/or SAR~~Award Agreement.

        Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Non-Statutory Stock Option or Stock Appreciation Right hereunder, the original Optionee/Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee including, for example, the termination of a Stock Option or Stock Appreciation Right following the original Optionee's termination of employment.

        No transfer by will, trust or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's or Optionee's enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective. All determinations under this Section shall be made by the Committee in its discretion.

        In the event the employment of a person by the Company (or a subsidiary) shall be terminated at a time when such person holds an Incentive Stock Option, such person (or in the event employment is terminated due to death or disability of such person, his or her personal representative) may exercise his or her Incentive Stock Option (to the extent such person was entitled to exercise such Incentive Stock Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is three months following the termination of such person's employment (or such shorter or longer period specified in the ~~Option~~Award Agreement) or (ii) the expiration of the term of the Incentive Stock Option as set forth in the ~~Option~~Award Agreement; provided, however, if termination of employment is due to the death or disability (as defined in section 22(e)(3) of the Code) of such person the three month period set forth in (i) above shall be extended to 12 months.

V. Shares Subject to Plan

        (a)    The aggregate number of shares of Restricted Stock and Shares which may be covered by Stock Options (including Incentive Stock Options), Restricted Stock Units and Performance Awards and issued upon exercise of Stock Appreciation Rights granted under the Plan shall not exceed ~~17,850,000. In addition, the aggregate number of shares of Restricted Stock which may be issued under the Plan shall not exceed 8,178,841. Such shares~~28,850,000. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be granted during any calendar year to an individual under the Plan as Restricted Stock or that may be subject to Restricted Stock Units, Stock Options, Stock Appreciation Rights or Performance Awards may not exceed 500,000 Shares (subject to adjustment in the same manner as provided in Section VIII hereof), and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options shall be equal to the Plan limit set forth above. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Stock Options, Stock Appreciation Rights and Performance Awards that are canceled or repriced.

        (b)    Any provision of this Plan to the contrary notwithstanding, any award of Restricted Stock (including Shares issued without a Restriction Period, pursuant to the exception set forth in the definition of such term), Restricted Stock Units and Performance Awards that may be settled in Shares that, in each case, are granted under this Plan subsequent to May 18, 2011, shall reduce the aggregate limit on Shares set forth above by 1.75 shares for every one share issued in connection with such award. The Shares issued hereunder may consist of authorized but unissued Shares, treasury shares of Common Stock, or previously issued Shares reacquired by the Company. Any of such Shares which remain unissued and which are not subject to outstanding ~~Stock Options or Stock Appreciation Rights~~Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. Should any Stock Option or Stock Appreciation Right hereunder expire or terminate prior to its exercise in full, the Shares theretofore subject to such Stock Option or Stock Appreciation Right may again be subject to a Stock Option or Stock Appreciation Right granted under the Plan to the extent permitted under Rule 16b-3; provided, however, that for purposes Article II any such ~~s~~Shares shall be counted in accordance with the requirements of Section 162(m) of the Code . Upon the forfeiture of any Restricted Stock~~, the forfeited shares of Restricted Stock~~ or Restricted Stock Units or the expiration or termination of Performance Awards that may be settled in Shares, the number of Shares that shall thereafter be available for award under the Plan shall be increased by a number of Shares equal to the amount by which the number of Shares available under the Plan was reduced upon the issuance thereof (for example, each share of Restricted Stock issued prior to May 18, 2011, that is forfeited shall increase the number of Shares available for issuance by one Share, while each share of Restricted Stock issued after May 18, 2011, which reduced the aggregate shares available under the Plan by 1.75 Shares for every one Share issued shall, upon forfeiture, increase the aggregate number of Shares available for issuance by 1.75 Shares). Upon forfeiture of any Awards, Shares theretofore subject to such Awards may again be subject to other Awards granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section VIII hereof with respect to Shares subject to Stock Options and Stock Appreciation Rights then outstanding. Exercise of a Stock Option or Stock Appreciation Right in any manner shall result in a decrease in the number of Shares which may thereafter be available~~, both~~ for purposes of the Plan ~~and for grant to any one individual,~~ by the number of (i) Shares as to which the Stock Option is exercised ~~and the number of~~, (ii) Shares issued upon exercise of ~~Stock Appreciation Right~~a Stock Appreciation Right, (iii) Shares that were not issued or delivered as a result of the net settlement of the Stock Option or Stock Appreciation Right, (iv) Shares surrendered to pay the exercise price or withholding taxes related to any outstanding award under the Plan, or (v) Shares repurchased on the open market with proceeds from the exercise of the Stock Option. Separate stock certificates may be issued by the Company for those Shares acquired pursuant to the exercise of any Stock Option which does not constitute an Incentive Stock Option.

 VI. Option Price ; SAR Grant Value; Prohibition on Repricing

        The Option Price of Shares issued under each Stock Option shall be equal to the Fair Market Value of Shares subject to the Stock Option on the date the Stock Option is granted; provided, however, that this limitation shall not apply to Incentive Stock Options for which a greater Option Price is required pursuant to ~~Paragraph~~Section IV hereof.

        The SAR Grant Value of a Stock Appreciation Right shall be the Fair Market Value of a Share of Company Common Stock on the date the Stock Appreciation Right is granted.

        Other than to effect adjustments in accordance with Article VIII, without the approval of the stockholders of the Company, the terms of a Stock Option or Stock Appreciation Right may not be amended to reduce the exercise price thereof, and the Company shall not be permitted under this Plan to exchange any outstanding Stock Option or Stock Appreciation Right issued under this Plan for (i) a new Stock Option or Stock Appreciation Right having an exercise price that is lower than the exercise price of such outstanding Stock Option or Stock Appreciation Right or (ii) any combination of cash and other Awards.

 VII. Term of Plan

        This Plan became effective as of June 3, 2004, pursuant to approval by the stockholders of the Company at the 2004 Annual Meeting of Stockholders, and was subsequently twice amended and restated in its entirety. This amended and restated Plan shall become effective on May 18, 2011, provided it is approved by the stockholders of the Company at the 2011 Annual Meeting of Stockholders. Except with respect to ~~Restricted Stock, Stock Appreciation Rights or Stock Options~~Awards then outstanding, if not sooner terminated under the provisions of Section IX or extended upon approval by the stockholders of the Company, the Plan shall terminate upon and no further ~~Restricted Stock, Stock Appreciation Rights or Stock Options~~Awards shall be granted after ~~June 2~~May 18, 2021~~4~~.

VIII. Recapitalization or Reorganization

        (a)    The existence of the Plan and the Restricted Stock, Restricted Stock Units, Stock Appreciation Rights ~~and~~, Stock Options and Performance Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b)    The ~~s~~Shares with respect to which Stock Options and Stock Appreciation Rights may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of a Stock Option ~~or~~, Stock Appreciation Right, Restricted Stock Unit or Performance Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of Shares with respect to which such ~~Stock Option and Stock Appreciation Rights~~Award may thereafter be exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and, with respect to Stock Options and Stock Appreciation Rights, the Option Price per Share and SAR Grant Value per Share, respectively, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and, with respect to Stock Options and Stock Appreciation Rights, the Option Price per share and SAR Grant Value per Share, respectively, shall be proportionately increased.

        (c)    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by ~~a~~Awards of Restricted Stock ~~Option or~~Units, Stock Options, Stock Appreciation ~~Right~~Rights or Performance Awards theretofore granted shall be adjusted so that such ~~Stock Option or Stock Appreciation Right~~Awards shall thereafter cover the number and class of shares of stock and securities to which the Optionee or Grantee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee or Grantee had been the holder of record of the number of shares ~~of Stock~~ then covered by such ~~Stock Option or Stock Appreciation Right~~Awards.

        If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), ~~no later than (a) ten (10) days after the approval by the stockholders of the Company~~then (a) in connection with the consummation of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) within thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and Grantees and which may vary among Stock Options and Stock Appreciation Rights held by any individual Optionee/Grantee: (1) accelerate the time at which Stock Options and Stock Appreciation Rights then outstanding may be exercised so that such Stock Options and Stock Appreciation Rights may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Stock Options and Stock Appreciation Rights and all rights of Optionees and Grantees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees and Grantees of some or all of the outstanding Stock Options or Stock Appreciation Rights held by such Optionees and Grantees (irrespective of whether such Stock Options or Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Stock Options and Stock Appreciation Rights and the Company shall pay to each Optionee and Grantee an amount of cash per share to be determined by the Committee, (3) make such adjustments to Stock Options and Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Options and Stock Appreciation Rights then outstanding) or (4) provide that the number and class of shares of Common Stock covered by a Stock Option or Stock Appreciation Right theretofore granted shall be adjusted so that such Stock Option or Stock Appreciation Right shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee or Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee or Grantee had been the holder of record of the number of shares of Common Stock then covered by such Stock Option or Stock Appreciation Right. In addition, ~~no later than (a) ten (10) days after the approval by the stockholders of the Company~~in connection with the consummation of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Grantee, shall act to effect one or more of the following alternatives, which may vary among individual Grantees and which may vary among Restricted Stock or Restricted Stock Units held by any individual Grantee: (1) remove any and all restrictions to which the Restricted Stock and Restricted Stock Units is subject including removing the Restriction Period, (2) require the mandatory surrender to the Company by selected Grantees of some or all of the outstanding Restricted Stock or Restricted Stock Units held by such Grantees as of a date, before or after such Corporate Change, specified by the Committee and the Company shall pay to each Grantee an amount of cash per share to be determined by the Committee, (3) make such adjustments to the Restricted Stock or Restricted Stock Units then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Restricted Stock or Restricted Stock Units then outstanding) or (4) provide that the number and class of shares ~~of Restricted Stock~~ covered by a Restricted Stock or Restricted Stock Unit Award Agreement theretofore granted shall be adjusted so that such ~~Restricted Stock~~Award shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Grantee had been the holder of record of the number of Shares ~~which was not Restricted Stock.~~ subject to the Award Agreement. In addition, in connection with the consummation of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent of any Grantee, shall act to effect one or more of the following alternatives, which may vary among individual Grantees and which may vary among Performance Awards held by any individual Grantee: (1) terminate the Performance Award in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the achievement of performance goals under such Award as of the date of the occurrence of such transaction or event or at the target performance level, as determined by the Committee in its sole discretion (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been payable or Shares issued, then such Performance Award may be terminated by the Committee without payment), (2) replace the Performance Award with other rights and property selected by the Committee in its sole discretion, (3) make such adjustments to the Performance Award then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Performance Award then outstanding) or (4) provide that the number and class of Shares covered by a Performance Award theretofore granted shall be adjusted so that such Performance Award shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Grantee had been the holder of record of the number of Shares then covered by such Performance Award.

        (d)    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, any Restricted Stock or the number of ~~shares of Stock~~Shares subject to Restricted Stock Units, Stock Options ~~or~~, Stock Appreciation Rights or Performance Awards theretofore granted or the Option Price or SAR Grant Value.

        (e)    To the extent applicable, the adjustments provided for in this Article VIII are to be made in a manner consistent with the requirements of Sections 422, 424 and 409A of the Code and related Treasury Regulations and other applicable law.

 IX. Amendment or Termination of the Plan

        The Board in its discretion may terminate the Plan at any time with respect to any ~~s~~Shares for which ~~Stock Options, Stock Appreciation Rights, or Restricted Stock~~ Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any ~~Restricted Stock Agreement, SAR Agreement or Stock Option~~Award Agreement theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder); and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive ~~Restricted Stock, Stock Appreciation Rights or Stock Options~~Awards under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X. Securities Laws

        (a)   The Company shall not be obligated to issue any Shares pursuant to any ~~Restricted Stock Agreement, Stock Appreciation Right or Stock Option~~Award granted under the Plan at any time when the offering of ~~the shares of Restricted Stock, or shares~~Shares covered by such ~~Stock Option or Stock Appreciation Right~~Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such Shares.

        (b)   It is intended that the Plan and any grant of ~~Restricted Stock, Stock Appreciation Right or a Stock Option~~an Award pursuant to an Award Agreement made to a person subject to Section 16 of Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such ~~Restricted Stock~~Award Agreement~~, SAR Agreement or Stock Option~~ would disqualify the Plan or ~~such Restricted Stock Agreement, SAR Agreement or Stock Option under~~an Award thereunder, or would otherwise not comply with, Rule 16b-3, such Plan provision~~, Restricted Stock Agreement, SAR Agreement or Stock Option~~ or Award Agreement shall be construed or deemed amended to conform to Rule 16b-3.

XI. General

        (a)   Nothing contained in this Plan~~, any Restricted Stock Agreement, any SAR Agreement~~ or any ~~Stock Option~~Award Agreement granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or its parent or subsidiary or any other corporation affiliated with the Company, or interfere in any way with the rights of the Company or its parent or subsidiaries or any corporation affiliated with the Company to terminate his or her employment. Except as provided in Article IV (or such shorter or longer period specified in ~~the~~an Option AwardAgreement), for the entire time from the date of granting an Incentive Stock Option until the date of exercise, the holder of an Incentive Stock Option must be an employee of the Company (or a subsidiary of the Company that is a corporation for federal tax purposes).

        (b)   No Optionee or Grantee shall have any rights as a stockholder of the Company with respect to any Shares subject to a Stock Option or Stock Appreciation Right hereunder until such Stock Option or Stock Appreciation Right shall be exercised and Shares have been issued. No Grantee shall have any rights as a stockholder of the Company with respect to any Shares subject to a Restricted Stock Unit or a Performance Award until the date of issuance of Shares in Grantee's name.

        (c)   Nothing contained in this Plan~~, a Restricted Stock Agreement, an SAR Agreement or in any Stock Option~~ or an Award Agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member or any of the foregoing to pay, or reimburse any Participant for the payment of any tax arising out of, or on account of the issuance of Restricted Stock, Restricted Stock Units, Stock Appreciation ~~Right or Stock Option or~~Rights,Stock Options or Performance Awards hereunder to any Participant, an Optionee's exercise of any Stock Option issued under the Plan, a ~~Grantees~~Grantee's exercise of any Stock Appreciation Right issued under the Plan or a Participant's sale, transfer or other disposition of any Restricted Stock, or Shares acquired pursuant to the exercise of any Stock Option ~~or~~, Stock Appreciation Right or Performance Award issued hereunder. Any person receiving Restricted Stock, Restricted Stock Units, a Stock Appreciation Right ~~or~~, a Stock Option or a Performance Award hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Participant shall be solely responsible for all taxes to which he or she may, or become subject, as a consequence of such participation.

        (d)   The limitations and restrictions set forth in this Plan, to the extent such limitations and restrictions differ from the Company's prior employee incentive plans, shall not apply to ~~Option Agreements, Restricted Stock Agreements and SAR Agreements entered into and effective~~Awards granted prior to the effective date of this Plan.

 PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to serve as our independent registered public accountants in respect of the fiscal year ending December 31, 2011. The audit committee recommends that our stockholders ratify this appointment.

        During 2010, Deloitte & Touche LLP audited our annual consolidated financial statements and those of our subsidiaries, reviewed financial information in filings with the SEC and other regulatory agencies, audited our internal control over financial reporting for the fiscal year ended December 31, 2010, and provided various other services.

        The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal shall constitute ratification of the selection of Deloitte & Touche LLP. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of an independent registered public accounting firm to serve as the independent registered public accountants for the fiscal year ending December 31, 2011 will be reconsidered by the audit committee.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

        The board of directors unanimously proposes and recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2011.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2012 ANNUAL
MEETING OF STOCKHOLDERS

        Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in our proxy statement and accompanying proxy for our 2012 annual meeting of stockholders, including nomination of an individual for election as a director at the 2012 annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, on or before December 17, 2011, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2012 annual meeting but has not sought the inclusion of such proposal in our proxy materials, we must receive the proposal on or before March 21, 2012, or our management proxies for the 2012 annual meeting will be entitled to use their discretionary voting authority if the proposal is then raised at the meeting, without any discussion of the matter in our proxy materials, in accordance with Rule 14a-4(c) under the 1934 Act. For a description of some of the requirements for suggesting an individual for consideration by the nominating and corporate governance committee for election as a director, see "Our Board of Directors and Its Committees—Board of Directors; Corporate Governance Matters—Stockholder Nomination Process."

        Proposals and other notices should be sent to:

    David S. Elkouri, Executive Vice President—General Counsel and Secretary
    1000 Louisiana, Suite 5600
    Houston, Texas 77002

        The use of certified mail, return receipt requested, is suggested.

OTHER MATTERS

        The board knows of no other proposals that may properly be presented for consideration at the annual meeting but, if other matters do properly come before the annual meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the annual meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors
of Petrohawk Energy Corporation

PETROHAWK ENERGY CORPORATION

1000 Louisiana, Suite 5600

Houston, Texas 77002

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2011

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of stockholders of Petrohawk Energy Corporation on May 18, 2011 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 18, 2011

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE OPTION OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION, “FOR” THE AMENDMENT OF THE THIRD AMENDED AND RESTATED 2004 EMPLOYEE INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:   ☒

1. Election of Directors.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT	NOMINEES:
	(See instructions below)	☐ Floyd C. Wilson
☐ Gary A. Merriman
☐ Robert C. Stone, Jr.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

	FOR	AGAINST		AGAINST
2. Approval of the compensation of our named executive officers.	☐	☐		☐

	1 year	2 years	3 years	ABSTAIN
3. Recommendation of the frequency of a stockholder vote to approve the compensation of our named executive officers.	☐	☐	☐	☐

	FOR	AGAINST		ABSTAIN
4. Approval of amendments to our Third Amended and Restated 2004 Employee Incentive Plan.	☐	☐		☐

	FOR	AGAINST		ABSTAIN
5. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2011.	☐	☐		☐

This Proxy when properly executed will be voted in the manner directed herein. If properly executed and no direction is made, this Proxy will be voted in accordance with the above-stated recommendations of our Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 18, 2011

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible	COMPANY NUMBER

- OR -
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -
INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE OPTION OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION, “FOR” THE AMENDMENT OF THE THIRD AMENDED AND RESTATED 2004 EMPLOYEE INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:   ☒

1. Election of Directors.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT	NOMINEES:
	(See instructions below)	☐ Floyd C. Wilson
☐ Gary A. Merriman
☐ Robert C. Stone, Jr.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

	FOR	AGAINST		ABSTAIN
2. Approval of the compensation of our named executive officers.	☐	☐		☐

	1 year	2 years	3 years	ABSTAIN
3. Recommendation of the frequency of a stockholder vote to approve the compensation of our named executive officers.	☐	☐	☐	☐

	FOR	AGAINST		ABSTAIN
4. Approval of amendments to our Third Amended and Restated 2004 Employee Incentive Plan.	☐	☐		☐

	FOR	AGAINST		ABSTAIN
5. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2011.	☐	☐		☐

This Proxy when properly executed will be voted in the manner directed herein. If properly executed and no direction is made, this Proxy will be voted in accordance with the above-stated recommendations of our Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.